UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                        Occidental Petroleum Corporation
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                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     2)   Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     4)   Proposed maximum aggregate value of transaction:

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     5)   Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

          ----------------------------------------------------------------------

     2)   Form, Schedule or Registration Statement No.:

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     3)   Filing Party:

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     4)   Date Filed:

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


                        NOTICE OF 2005 ANNUAL MEETING OF
                         STOCKHOLDERS & PROXY STATEMENT

                        Occidental Petroleum Corporation

------------------------------

FRIDAY, MAY 6, 2005                March 15, 2005
Starlight Ballroom
Fairmont Miramar Hotel             Dear Stockholders:
101 Wilshire Boulevard             On behalf of the Board of Directors, it is my pleasure to invite you to Occidental's
Santa Monica, CA 90401             2005 Annual Meeting of Stockholders, which will be held on Friday, May 6, 2005, at the Starlight Ballroom, The Fairmont Miramar Hotel, Los Angeles, California.
MEETING HOURS
Registration Begins 9:30 A.M.      Attached is the Notice of Meeting and the Proxy Statement, which describes in
Meeting 10:30 A.M.                 detail the matters on which you are being asked to vote. These matters include electing the directors, ratifying the selection of independent auditors, approval of the Occidental Petroleum Corporation 2005 Long-Term Incentive Plan and
                                   transacting any other business that properly comes before the meeting, including any stockholder proposals.

                                   Also enclosed are a Report to Stockholders, in which senior management discusses highlights of the year, and Occidental's Annual Report on Form 10-K.
                                   As in the past, at the meeting there will be a report on operations and an opportunity to ask questions.

                                   Whether you plan to attend the meeting or not, I encourage you to vote promptly so that your shares will be represented and properly voted at the meeting.

------------------------------     Sincerely yours,

------------------------------     /s/ RAY R. IRANI

Admission Ticket or                Ray R. Irani
Current Brokerage Statement        Chairman, President and Chief Executive Officer
Required for Admission

------------------------------


                                   [OXY LOGO]

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                        OCCIDENTAL PETROLEUM CORPORATION
             10889 WILSHIRE BOULEVARD, LOS ANGELES, CALIFORNIA 90024
--------------------------------------------------------------------------------


March 15, 2005


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

Occidental's 2005 Annual Meeting of Stockholders will be held at 10:30 a.m. on Friday, May 6, 2005, at the Starlight Ballroom, Fairmont Miramar Hotel, 101 Wilshire Boulevard, Santa Monica, California.

At the meeting, stockholders will act on the following matters:

     1.  Election of directors;

     2.  Ratification of selection of KPMG LLP as independent auditors;

     3. Approval of the Occidental Petroleum Corporation 2005 Long-Term Incentive Plan; and

     4. Consideration of other matters properly brought before the meeting, including stockholder proposals. The Board of Directors knows of two stockholder proposals that may be presented.

These matters are described in detail in the Proxy Statement. The Board of Directors recommends a vote FOR Proposals 1, 2 and 3 and AGAINST Proposals 4 and 5.

Stockholders of record at the close of business on March 3, 2005, are entitled to receive notice of, to attend and to vote at the meeting.

Whether you plan to attend or not, it is important that you read the Proxy Statement and follow the instructions on your proxy card to vote by mail, telephone or Internet. This will ensure that your shares are represented and will save Occidental additional expenses of soliciting proxies.

                    Sincerely,

                    /s/ DONALD P. DE BRIER
                    Donald P. de Brier

                    Executive Vice President,
                    General Counsel and Secretary

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                                TABLE OF CONTENTS
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GENERAL INFORMATION........................................................... 1

PROPOSAL 1: ELECTION OF DIRECTORS............................................. 2

   Information Regarding the Board of Directors and its Committees............ 5

   Compensation of Directors.................................................. 7

   Section 16(a) Beneficial Ownership Reporting Compliance.................... 8

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT................ 8

EXECUTIVE COMPENSATION....................................................... 10

   Compensation Tables....................................................... 10

   Employment Agreements..................................................... 13

   Benefit Plans............................................................. 15

   Change of Control Arrangements............................................ 16

   Report of the Executive Compensation and Human Resources Committee........ 16

   Performance Graph......................................................... 20

PROPOSAL 2: RATIFICATION OF INDEPENDENT AUDITORS............................. 21

   Audit and Other Fees...................................................... 21

   Report of the Audit Committee............................................. 21

   Ratification of Selection of Independent Auditors......................... 22

PROPOSAL 3: ADOPTION OF 2005 LONG-TERM INCENTIVE PLAN........................ 22

   Approval of Adoption of 2005 Long-Term Incentive Plan..................... 22

   Voting Information........................................................ 22

   Summary Description of the 2005 Plan...................................... 23

   Securities Authorized for Issuance under Equity Compensation Plans........ 25

STOCKHOLDER PROPOSALS........................................................ 26

PROPOSAL 4: STOCKHOLDER STATEMENT OPPOSING BOARD-SPONSORED PROPOSALS......... 27

PROPOSAL 5: VOTE REGARDING FUTURE GOLDEN PARACHUTES.......................... 28

STOCKHOLDER PROPOSALS FOR THE 2006 ANNUAL MEETING OF STOCKHOLDERS............ 29

NOMINATIONS FOR DIRECTORS FOR TERM EXPIRING IN 2007.......................... 30

ANNUAL REPORT................................................................ 31

EXHIBIT A: CORPORATE GOVERNANCE POLICIES AND OTHER GOVERNANCE MEASURES...... A-1

EXHIBIT B: OCCIDENTAL PETROLEUM CORPORATION 2005 LONG-TERM INCENTIVE PLAN... B-1

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                                 PROXY STATEMENT
--------------------------------------------------------------------------------


GENERAL INFORMATION
--------------------------------------------------------------------------------

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Occidental Petroleum Corporation, a Delaware corporation, for use at the Annual Meeting of Stockholders on May 6, 2005, and at any adjournment of the meeting.

ADMISSION TO THE ANNUAL MEETING

Attendance is limited to stockholders and one guest per stockholder. If you plan to attend the meeting in person and you are a stockholder of record, you must bring the admission ticket attached to your proxy or information card. If your shares are held in the name of a bank, broker or other holder of record and an admission ticket is not part of your voting instruction card, you will be admitted only if you have proof of ownership on the record date, such as a bank or brokerage account statement. In addition to your admission ticket or account statement, you may be asked to present valid picture identification, such as a driver's license or passport.

VOTING RIGHTS

This Proxy Statement and accompanying proxy card are being mailed beginning on or about March 15, 2005, to each stockholder of record as of March 3, 2005, which is the record date for the determination of stockholders entitled to receive notice of, to attend, and to vote at the meeting. As of the record date, Occidental had outstanding and entitled to vote 398,244,371 shares of common stock. A majority of outstanding shares must be represented at the meeting, in person or by proxy, to constitute a quorum and to transact business. You will have one vote for each share of Occidental's common stock you own. You may vote in person at the meeting or by proxy. Proxies may be voted by completing and mailing the proxy card, by telephone or Internet as explained on the proxy card. You may not cumulate your votes.

VOTING OF PROXIES

The Board of Directors has designated Dr. Ray R. Irani, Mr. Aziz D. Syriani and Miss Rosemary Tomich, and each of them, with the full power of substitution, to vote shares represented by all properly executed proxies. The shares will be voted in accordance with the instructions on the proxy card. If no instructions are specified on the proxy card, the shares will be voted:

     o  FOR all nominees for directors (see page 2);

     o  FOR ratification of the independent auditors (see page 22);

     o FOR adoption of the Occidental Petroleum Corporation 2005 Long-Term Incentive Plan (see page 22); and

     o  AGAINST Proposals 4 and 5 (stockholder proposals begin on  page 26).

In the absence of instructions to the contrary, proxies will be voted in accordance with the judgment of the person exercising the proxy on any other matter presented at the meeting in accordance with Occidental's By-laws.

BROKER VOTES

If your shares are held in street name, under New York Stock Exchange Rules, your broker can vote your shares on any of the matters scheduled to come before the meeting except the adoption of the Occidental Petroleum Corporation 2005 Long-Term Incentive Plan (Proposal 3) and the stockholder proposals (Proposals 4 and 5). If your broker does not have discretion and you do not give the broker instructions, the votes will be broker nonvotes, which will have the same effect as votes against the proposals.

VOTE REQUIRED

The vote required to elect directors and to approve each proposal is described with the proposal.

VOTING RESULTS

The results of the vote will be published on Occidental's web site within 14 calendar days following the date of the meeting, in Occidental's Quarterly Report on Form 10-Q for the quarter ended June 30, 2005, and in the Report on the Annual Meeting, all of which may be accessed through www.oxy.com.

CONFIDENTIAL VOTING

All proxies, ballots and other voting materials are kept confidential, unless disclosure is required by applicable law or expressly requested by you, you write comments on the proxy forms, or the proxy solicitation is contested. Occidental's confidential voting policy is posted on www.oxy.com.

REVOKING A PROXY

You may revoke your proxy or change your vote before the meeting by filing a revocation with the Secretary of Occidental, by delivering to Occidental a valid proxy bearing a later date or by attending the meeting and voting in person.


SOLICITATION EXPENSES

Expense of this solicitation will be paid by Occidental. Morrow & Co., Inc. has been retained to solicit proxies and assist in distribution and collection of proxy material for a fee estimated at $15,000 plus reimbursement of out-of-pocket expenses. Occidental also will reimburse banks, brokers, nominees and related fiduciaries for the expense of forwarding soliciting material to beneficial owners of the common stock. In addition, Occidental's officers, directors and regular employees may solicit proxies but will receive no additional or special compensation for such work.


PROPOSAL 1: ELECTION OF DIRECTORS
--------------------------------------------------------------------------------

Directors are elected by a plurality of votes. Your broker has discretionary authority to vote for this proposal if you do not give instruction. Because the number of nominees equals the number of directors to be elected, instructions to "withhold" authority will have no effect on the results of the election.

Unless you specify differently on the proxy card, proxies received will be voted FOR Spencer Abraham, Ronald W. Burkle, John S. Chalsty, Edward P. Djerejian, R. Chad Dreier, John E. Feick, Dr. Ray R. Irani, Irvin W. Maloney, Rodolfo Segovia, Aziz D. Syriani, Rosemary Tomich and Walter L. Weisman to serve for a one-year term ending at the 2006 Annual Meeting, but in any event, until his or her successor is elected and qualified, unless ended earlier due to his or her death, resignation, disqualification or removal from office. In the event any nominee should be unavailable at the time of the meeting, the proxies may be voted for a substitute nominee selected by the Board of Directors.

The following biographical information is furnished with respect to each of the nominees for election at the 2005 Annual Meeting.

The Board of Directors recommends a vote FOR all of the nominees.

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[PHOTO]             SPENCER ABRAHAM, 52

                    Since February 2005, Mr. Abraham has been a distinguished visiting fellow at the Hoover Institution, a public policy research center headquartered at Stanford University and devoted to the study of politics, economics and political economy as well as international affairs. He served as the Secretary of Energy, United States Department of Energy from 2001 through January 2005. Prior to that, he was a United States Senator, representing the State of Michigan, from 1995 to 2001. From 1993 to 1994, he was of counsel to the law firm of Miller, Canfield, Paddock & Stone. He was a co-chairman of the National Republican Congressional Committee from 1991 to 1993 and chairman of the Michigan Republican Party from 1983 to 1991. Mr. Abraham has a juris doctorate degree from Harvard Law School.

                    First Time Nominee

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[PHOTO]             RONALD W. BURKLE, 52

                    Mr. Burkle is the managing partner and majority owner of The Yucaipa Companies, a private investment firm that invests primarily its own capital. He is a trustee of the John F. Kennedy Center for the Performing Arts, a trustee of the J. Paul Getty Trust and a member of the Board of the Carter Center. Mr. Burkle also is a director of KB Home and Yahoo!.

                    Director since 1999

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                                       2

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[PHOTO]             JOHN S. CHALSTY, 71

                    Mr. Chalsty is a principal and has served as Chairman of Muirfield Capital Management LLC, an asset management firm, since 2003. He was Chairman of Donaldson, Lufkin & Jenrette, Inc., an investment banking firm, from 1996 through 2000 and served as President and Chief Executive Officer from 1986 to 1996. He also is a director of Metromedia Companies and Creditex.

                    Director since 1996

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[PHOTO]             EDWARD P. DJEREJIAN, 66

                    Ambassador Djerejian has been founding director of the James
                    A. Baker III Institute for Public Policy at Rice University since 1994. Before that, he had a career in foreign service that included serving as United States Ambassador to Israel from 1993 to 1994, as Assistant Secretary of State for Near Eastern Affairs from 1991 to 1993 and as United States Ambassador to the Syrian Arab Republic from 1988 to 1991. Ambassador Djerejian also is a director of Baker Hughes, Inc. and Global Industries, Ltd.

                    Director since 1996

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[PHOTO]             R. CHAD DREIER, 57

                    Since 1994, Mr. Dreier has been Chairman, President and Chief Executive Officer of The Ryland Group, Inc., one of the nation's largest home builders and a leading mortgage finance company. Mr. Dreier was the Chief Financial Officer of Kaufman & Broad (now KB Home) from 1986 to 1993. He worked for the accounting firm of Ernst & Ernst from 1972 to 1975 and qualified as a Certified Public Accountant in California in 1974. Mr. Dreier is Chairman of the Board of Trustees of Loyola Marymount University and a director of Harvard University's Joint Center for Housing Studies.

                    Director since 2002

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[PHOTO]             JOHN E. FEICK, 61

                    Mr. Feick is the Chairman and a major stockholder of Matrix Solutions Inc., a provider of environmental remediation and reclamation services. He was President and Chief Executive Officer of Matrix from 1995 to 2003. He is also Chairman and a partner in Kemex Engineering Services, Ltd., which offers engineering and design services to the petrochemical, refining and gas processing industries. He was President and Chief Operating Officer of Novacor Chemicals, a subsidiary of Nova Corporation, from 1984 to 1994. Mr. Feick is also a director of Fort Chicago Energy Partners LP.

                    Director since 1998

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[PHOTO]             DR. RAY R. IRANI, 70

                    Dr. Irani has been Chairman and Chief Executive Officer of Occidental since 1990, President since 2005 and a director since 1984. He served as President from 1984 until July 1996. He was Chief Operating Officer from 1984 to 1990. He was Chairman of the Board of Directors of Canadian Occidental Petroleum Ltd. (now Nexen Inc.) from 1987 to 1999, and was Honorary Chairman of the Board from 1999 to 2000. Dr. Irani is also a director of KB Home and Lyondell Chemical Company.

                    Director since 1984

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                                       3

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[PHOTO]             IRVIN W. MALONEY, 74

                    From 1992 until his retirement in 1998, Mr. Maloney was President and Chief Executive Officer of Dataproducts Corporation, which designs, manufactures and markets printers and supplies for computers.

                    Director since 1994

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[PHOTO]             RODOLFO SEGOVIA, 68

                    Mr. Segovia is on the Executive Committee of Inversiones Sanford, a diversified investment group with emphasis in petrochemicals, specialty chemicals and plastics. A former President of the Colombian national oil company (Ecopetrol) as well as Minister and Senator of the Republic of Colombia, he has been President and Chief Executive Officer of Sanford's PVC company and, from 1996 to 1998, of its polypropylene venture. In 1999, he was visiting Professor of Management at Lehigh University.

                    Director since 1994

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[PHOTO]             AZIZ D. SYRIANI, 62

                    Mr. Syriani has served since 2002 as the President and Chief Executive Officer of The Olayan Group, a diversified trading, services and investment organization with activities and interests in the Middle East and elsewhere. From 1978 until 2002, he served as the President and Chief Operating Officer of The Olayan Group. Mr. Syriani is also a director of The Credit Suisse Group. He was Chairman of the Audit Committee of The Credit Suisse Group from April 2002 until April 2004 and since April 2004 has been Chairman of the Compensation Committee.

                    Director since 1983
                    Lead Independent Director since 1999

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[PHOTO]             ROSEMARY TOMICH, 67

                    Miss Tomich has been owner of the Hope Cattle Company since 1958 and the A. S. Tomich Construction Company since 1970. Additionally, she is Chairman of the Board of Directors and Chief Executive Officer of Livestock Clearing, Inc. and was a founding director of the Palm Springs Savings Bank. Miss Tomich serves on the Advisory Board of the University of Southern California School of Business Administration and the Board of Councillors for the School of Letters and Sciences at the University of Southern California and is a Trustee Emeritus of the Salk Institute.

                    Director since 1980

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[PHOTO]             WALTER L. WEISMAN, 69

                    Mr. Weisman is a private investor and former Chairman and Chief Executive Officer of American Medical International, a multinational hospital firm now part of the Tenet Healthcare Corporation. Mr. Weisman is a director of Fresenius Medical Care AG, Community Care Health Network and Maguire Properties, Inc. He is also a trustee of the Los Angeles County Museum of Art, California Institute of Technology, Sundance Institute, Public Broadcasting Service and Samuel
                    H. Kress Foundation.

                    Director since 2002

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                                       4

INFORMATION REGARDING THE BOARD OF DIRECTORS AND ITS COMMITTEES

CORPORATE GOVERNANCE - In 2005, the Board amended and restated its Corporate Governance Policies to reflect regulatory changes as well as the Board's desire to maintain high standards for the governance of the Board and the Committees. The Corporate Governance Policies, together with information about other governance measures, are set forth in Exhibit A and are also available at www.oxy.com.

INDEPENDENCE - Each of Miss Tomich and Messrs. Abraham, Burkle, Chalsty, Djerejian, Dreier, Feick, Maloney, Segovia, Syriani and Weisman has been determined by the Board of Directors as meeting the independence standard set forth in Occidental's Corporate Governance Policies (see Exhibit A) and the New York Stock Exchange Listed Company Manual. Except for the Executive Committee, the Charitable Contributions Committee and the Dividend Committee, all committees of the Board are composed of independent directors.

MEETINGS - The Board of Directors held six regular meetings during 2004, including one executive session at which no members of management were present. Mr. Syriani, the Lead Independent Director, presided over the executive session. Each director attended at least 75 percent of the meetings of the Board of Directors and the committees of which he or she was a member and all of the directors, except Mr. Syriani, attended the 2004 Annual Meeting. Attendance at the annual meeting of stockholders is expected of all directors as if it were a regular meeting.

COMMUNICATIONS WITH BOARD MEMBERS - Stockholders and other interested parties may communicate with any director by sending a letter to such director's attention in care of Occidental's Corporate Secretary, 10889 Wilshire Blvd., Los Angeles, California 90024. The Corporate Secretary opens, logs and forwards all such correspondence (other than advertisements or other solicitations) to directors unless the director to whom the correspondence is addressed has requested the Corporate Secretary to forward correspondence unopened.

LEAD INDEPENDENT DIRECTOR AND COMMITTEES - The Board of Directors has a Lead Independent Director and seven standing committees: Executive; Audit; Corporate Governance, Nominating and Social Responsibility; Charitable Contributions; Dividend; Executive Compensation and Human Resources; and Environmental, Health and Safety. The Audit Committee Charter, the Executive Compensation and Human Resources Committee Charter and the Corporate Governance, Nominating and Social Responsibility Committee Charter and the enabling resolutions for each of the other committees are available at www.oxy.com. The general duties of the Lead Independent Director and the committees are described below. From time to time, the Board of Directors delegates additional duties to the standing committees.

-------------------------------------------------------------------------------------------------------------------------------
                                                                                                               MEETINGS OR
                                                                                                             WRITTEN ACTIONS
        NAME AND MEMBERS                                     RESPONSIBILITIES                                    IN 2004
-------------------------------------------------------------------------------------------------------------------------------
LEAD INDEPENDENT DIRECTOR          o  coordinates the activities of the independent directors               Not applicable
                                   o  advises the Chairman on the schedule and agenda for Board meetings
Aziz D. Syriani                    o  assists in assuring compliance with Occidental's Corporate
                                      Governance Policies
                                   o  assists the Executive Compensation and Human Resources Committee in
                                      evaluating the Chairman's performance
                                   o  recommends to the Chairman membership of the various Board committees

EXECUTIVE COMMITTEE                o  exercises the powers of the Board of Directors with respect to the    2 written actions
                                      management of the business and affairs of Occidental between
Dr. Ray R. Irani (Chair)              meetings of the Board of Directors
Dr. Dale R. Laurance *
Irvin W. Maloney
Rodolfo Segovia
Aziz D. Syriani
Rosemary Tomich

*  Retired from the Board of Directors on December 31, 2004

-------------------------------------------------------------------------------------------------------------------------------
                                                                                                               MEETINGS OR
                                                                                                             WRITTEN ACTIONS
        NAME AND MEMBERS                                     RESPONSIBILITIES                                    IN 2004
-------------------------------------------------------------------------------------------------------------------------------
CORPORATE GOVERNANCE,              o  recommends candidates for election to the Board                       5 meetings
NOMINATING AND SOCIAL              o  is responsible for the periodic review and interpretation of
RESPONSIBILITY COMMITTEE              Occidental's Governance Policies and consideration of other governance issues
Edward P. Djerejian                o  oversees the evaluation of the Board and management
Rodolfo Segovia                    o  reviews the Corporation's policies, programs and practices on
Aziz D. Syriani (Vice Chair)          social responsibility, including the Corporate Matching Gift
Rosemary Tomich (Chair)               policies
Walter L. Weisman                  o  oversees compliance with the Corporation's Human Rights Policy

                                   See page 30 for information on how nominees are selected and instructions on how to recommend nominees for the Board.

ENVIRONMENTAL, HEALTH AND SAFETY   o  reviews and discusses with management the status of health,           5 meetings
COMMITTEE                             environment and safety issues, including compliance with applicable laws and regulations
Edward P. Djerejian                o  reviews the results of internal compliance reviews and remediation
John E. Feick                         projects
Rodolfo Segovia (Chair)            o  reports periodically to the Board on environmental, health and
Rosemary Tomich                       safety matters affecting Occidental and its subsidiaries
Walter L. Weisman

AUDIT COMMITTEE                    All of the members of the Audit Committee are independent as defined     8 meetings
                                   in the New York Stock Exchange Listed Company Manual. All of the
R. Chad Dreier                     members of the Audit Committee are financially literate and the Board
John E. Feick                      of Directors has determined that Mr. Dreier meets the Securities and
Irvin W. Maloney                   Exchange Commission's definition of "audit committee financial
Aziz D. Syriani (Chair)            expert." The Audit Committee Report with respect to Occidental's
Rosemary Tomich (Vice Chair)       financial statements is on page 21.

                                   The primary duties of the Audit Committee are as follows:

                                   o  hires the independent auditors to audit the consolidated financial statements, books, records and accounts of Occidental and its subsidiaries
                                   o  discusses the scope and results of the audit with the independent auditors
                                   o  discusses Occidental's financial accounting and reporting principles and the adequacy of Occidental's internal accounting, financial and operating controls with the auditors and with management
                                   o  reviews all reports of internal audits submitted to the Audit
                                      Committee and management's actions with respect thereto
                                   o  reviews the appointment of the senior internal auditing executive
                                   o  oversees all matters relating to Occidental's Code of Business
                                      Conduct compliance program

CHARITABLE CONTRIBUTIONS           o  monitors and approves charitable contributions made by Occidental     None
                                      and its subsidiaries
Dr. Ray R. Irani
Irvin W. Maloney
Rosemary Tomich (Chair)

DIVIDEND COMMITTEE                 o  has authority to declare the quarterly cash dividend on the Common    None
                                      Stock
Dr. Ray R. Irani
Aziz D. Syriani

-------------------------------------------------------------------------------------------------------------------------------
                                                                                                               MEETINGS OR
                                                                                                             WRITTEN ACTIONS
        NAME AND MEMBERS                                     RESPONSIBILITIES                                    IN 2004
-------------------------------------------------------------------------------------------------------------------------------
EXECUTIVE COMPENSATION AND         o  reviews and approves the corporate goals and objectives relevant to   5 meetings
HUMAN RESOURCES COMMITTEE             the compensation of the Chief Executive Officer ("CEO"), evaluates    including 3
                                      the CEO's performance and determines and approves the CEO's           executive sessions
Ronald W. Burkle                      compensation level                                                    with no members of
John S. Chalsty (Chair)            o  reviews and approves the annual salaries, bonuses and other           management present
R. Chad Dreier                        benefits of all other executive officers
Irvin W. Maloney (Vice Chair)      o  administers Occidental's stock-based incentive compensation plans
Rosemary Tomich                    o  periodically reviews the performance of the plans and their rules
                                   o  reviews new executive compensation programs
                                   o  periodically reviews the operation of existing executive compensation programs as well as policies for the administration of executive compensation
                                   o  reviews annually director compensation

                                   The Executive Compensation and Human Resources Committee's report on executive compensation begins on page 16.


COMPENSATION OF DIRECTORS

Beginning as of the 2004 Annual Meeting, each non-employee director is paid a retainer of $50,000 per year, plus $1,250 for each meeting of the Board of Directors or of its committees he or she attends and, pursuant to the 1996 Restricted Stock Plan for Non-Employee Directors, receives an annual grant of 2,500 shares of Common Stock, plus an additional 300 shares of Common Stock for each committee he or she chairs or for serving as lead independent director. Beginning with the 2005 Annual Meeting, the meeting fee will be increased to $2,000 and the number of shares for serving as a committee chair or lead independent director will increase to 400 shares. The following chart sets forth the amounts paid and shares issued to each of the non-employee directors in 2004.

                                                                                RESTRICTED STOCK AWARD
        NAME                  ANNUAL RETAINER          ATTENDANCE FEES              (# OF SHARES) (1)
        ----                  ---------------          ---------------          ----------------------
Ronald W. Burkle                  $46,250                  $11,250                       2,500
John S. Chalsty                   $46,250                  $13,750                       2,800
Edward P. Djerejian               $46,250                  $20,000                       2,500
R. Chad Dreier                    $46,250                  $20,000                       2,500
John E. Feick                     $46,250                  $22,500                       2,500
Irvin W. Maloney                  $46,250                  $22,500                       2,500
Rodolfo Segovia                   $46,250                  $17,500                       2,800
Aziz D. Syriani                   $46,250                  $21,250                       3,100
Rosemary Tomich                   $46,250                  $37,500                       2,800
Walter L. Weisman                 $46,250                  $17,500                       2,500

     (1) Per the terms of the 1996 Restricted Stock Plan for Non-Employee Directors, the Restricted Stock Awards were granted on May 3, 2004. The shares may not be sold or transferred during the director's period of service as a member of the Board.


Directors are eligible to participate in the Occidental Petroleum Matching Gift Program, which provides matching contributions of up to an aggregate of $50,000 per year to institutions of higher learning and arts and cultural organizations. In 2004, Occidental made matching contributions aggregating $25,000 on behalf of Mr. Burkle, $25,000 on behalf of Mr. Chalsty, $50,000 on behalf of Mr. Dreier, $7,500 on behalf of Mr. Feick, $31,000 on behalf of Dr. Irani, $50,000 on behalf of Dr. Laurance, $25,000 on behalf of Mr. Segovia, and $25,000 on behalf of Mr. Weisman. In addition, Occidental reimburses non-employee directors for expenses related to service on the Board, including hotel, airfare and meals for themselves and their significant others, and permits, subject to availability, non-employee directors to make use of company aircraft on the same terms applicable to executive officers of Occidental as well as office space. Mr. Syriani used a company aircraft for one personal flight in 2004, for which he reimbursed the Company. One non-employee director also serves as a director of the Occidental Petroleum Charitable Foundation and received $1,250 for attending the single Foundation meeting in 2004.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Pursuant to Section 16(a) of the Securities Exchange Act of 1934 and the rules issued thereunder, Occidental's executive officers, directors and any beneficial owner of more than 10 percent of any class of Occidental's equity securities are required to file with the Securities and Exchange Commission and the New York Stock Exchange reports of ownership and changes in ownership of common stock. Copies of such reports are required to be furnished to Occidental. Based solely on its review of the copies of the reports furnished to Occidental, or written representations that no reports were required, Occidental believes that, during 2004, all persons required to report complied with the Section 16(a) requirements.



SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
--------------------------------------------------------------------------------

At the close of business on March 3, 2005, the beneficial owners of common stock shown below were the only persons known to Occidental to be the beneficial owners of five percent or more of the outstanding voting securities of Occidental.

--------------------------------   --------------   -----------   --------------   -------------   --------------   ----------
                                                     PERCENT OF
                                      NUMBER OF     OUTSTANDING        SOLE            SHARED           SOLE          SHARED
                                       SHARES          COMMON         VOTING           VOTING        INVESTMENT     INVESTMENT
NAME AND ADDRESS                        OWNED          STOCK          SHARES           SHARES          SHARES         SHARES
--------------------------------   --------------   -----------   --------------   -------------   --------------   ----------
AXA Financial Inc.                 30,679,686 (1)      7.8% (1)   16,240,498 (1)    5,065,367 (1)  30,673,736 (1)    5,950 (1)
1290 Avenue of the Americas
New York, New York 10104

Barclays Global Investors, N.A.    35,012,388 (2)     8.88% (2)   31,420,941 (2)            0 (2)  35,012,388 (2)        0 (2)
45 Fremont Street
San Francisco, California 94105

Barrow, Hanley, Mewhinney          23,427,181 (3)     5.94% (3)    5,343,217 (3)   18,083,964 (3)  23,427,181 (3)        0 (3)
& Strauss, Inc.
One McKinney Plaza
3232 McKinney Avenue, 15th Floor
Dallas, Texas 75024-2429
--------------------------------   --------------   -----------   --------------   -------------   --------------   ----------

     (1) Pursuant to Amendment No. 5 to Schedule 13G, filed as of February 14, 2005 with the Securities and Exchange Commission.

     (2) Pursuant to Schedule 13G, filed as of February 14, 2005 with the Securities and Exchange Commission.

     (3) Pursuant to Schedule 13G, filed as of February 8, 2005 with the Securities and Exchange Commission.

The following table sets forth certain information regarding the beneficial ownership of common stock as of February 28, 2005, by each of the named executive officers, the directors of Occidental, the nominee for director and all executive officers and directors as a group. The directors are subject to stock ownership guidelines as described in Occidental's Corporate Governance Policies (see Exhibit A). The executive officers are subject to stock ownership guidelines, which range from two to ten times base salary (see Executive Stock Ownership at www.oxy.com). All of the directors and current executive officers were in compliance with the guidelines as of February 28, 2005.

----------------------   -----------        ----------   -----------   ------------   -----------   -----------   ---------
                         SOLE VOTING                                                   PERCENT OF   RESTRICTED/
                             AND                                       TOTAL SHARES   OUTSTANDING   PERFORMANCE   DEFERRED
                          INVESTMENT        RESTRICTED   EXERCISABLE   BENEFICIALLY      COMMON        STOCK      STOCK
NAME                      SHARES (1)        SHARES (2)   OPTIONS (3)     OWNED (4)     STOCK (5)     UNITS (6)    UNITS (7)
----------------------   -----------        ----------   -----------   ------------   -----------   -----------   ---------
Spencer Abraham                    0                 0           N/A              0                         N/A         N/A
Ronald W. Burkle              14,383            14,500           N/A         28,883                         N/A         N/A
John S. Chalsty                5,000            10,371           N/A         15,371                         N/A         N/A
Stephen I. Chazen             56,956                 0       930,295        987,251                     273,352     354,835
Donald P. de Brier            62,550                 0       412,531        475,081                     142,208     225,590
Edward P. Djerejian            1,390            15,106           N/A         16,496                         N/A         N/A
R. Chad Dreier                 7,000             5,833           N/A         12,833                         N/A         N/A
John E. Feick                  1,000            14,500           N/A         15,500                         N/A         N/A
Ray R. Irani                 409,388                 0     3,650,428      4,059,816         1.02%       949,210   1,103,583
Dale R. Laurance (8)           8,481                 0             0          8,481                      99,413           0
Irvin W. Maloney               4,888            16,050           N/A         20,938                         N/A         N/A
John W. Morgan (9)            76,617                 0       517,253        593,870                     121,341     131,479
Rodolfo Segovia (10)           9,399            16,326           N/A         25,725                         N/A         N/A
Aziz D. Syriani                1,000            16,790           N/A         17,790                         N/A         N/A
Rosemary Tomich                4,500            17,250           N/A         21,750                         N/A         N/A
Walter L. Weisman              2,000             6,667           N/A          8,667                         N/A         N/A
----------------------   -----------        ----------   -----------   ------------   -----------   -----------   ---------

All executive officers
and directors as a
group (20 persons)           801,676(9)(10)    137,177     5,878,193      6,817,046         1.71%     1,796,201   2,028,079
----------------------   -----------        ----------   -----------   ------------   -----------   -----------   ---------

     (1) Includes shares held through the Occidental Petroleum Corporation Savings Plan.

     (2) For non-employee directors, includes shares for which investment authority has not vested under the 1996 Restricted Stock Plan. For executive officers, includes shares for which investment authority has not vested pursuant to either the 1995 Incentive Stock Plan or the 2001 Incentive Compensation Plan.

     (3)  Includes options which will be exercisable within 60 days.

     (4)  Total is the sum of the first three columns.

     (5)  Unless otherwise indicated, less than one percent.

     (6) Includes the restricted stock unit awards made pursuant to the 2001 Incentive Compensation Plan and target award under performance stock grants made pursuant to the 1995 Incentive Stock Plan and 2001 Incentive Compensation Plan. Until the restricted or performance period ends, as applicable, and, in the case of performance awards, the awards are certified, no shares of common stock are issued. However, grant recipients receive dividend equivalents on the restricted stock units during the restricted period and on the target share amount during the performance period.

     (7) Includes shares earned under restricted stock and performance stock awards that were deferred at the end of the restricted or performance period, as applicable. During the deferral period, dividend equivalents are paid in cash or accrued as additional stock units depending on the participant's deferral election.

     (8) Dr. Laurance retired as President and a director of Occidental on December 31, 2004.

     (9)  Includes 400 shares held by Mr. Morgan's wife.

     (10) Includes 6,785 shares held by Mr. Segovia as trustee for the benefit of his children.

EXECUTIVE COMPENSATION
--------------------------------------------------------------------------------

COMPENSATION TABLES

Set forth below are tables showing: (1) in summary form, the compensation paid, for the years shown in the table, to Dr. Irani and the four other highest-paid executive officers of Occidental serving as executive officers on December 31, 2004; (2) the options and stock appreciation rights granted to such executives in 2004; (3) exercise and year-end value information pertaining to stock options and stock appreciation rights granted to such executives; and (4) long-term incentive plan awards granted and paid to such executives with respect to their performance through 2004.

                           SUMMARY COMPENSATION TABLE

-------------------------------------------------------------------------------------------------------------------------------
                                       Annual Compensation                      Long-Term Compensation
                           ------------------------------------------  ---------------------------------------
                                                                                 Awards              Payouts
                                                                       --------------------------  -----------
                                                           Other        Restricted    Securities
                                                          Annual           Stock      Underlying       LTIP        All Other
Name and                      Salary       Bonus     Compensation (1)   Award(s)(2)  Options/SARs   Payouts(3)    Compensation
Principal Position   Year      ($)          ($)             ($)             ($)           (#)          ($)            ($)
-------------------  ----  -----------  -----------  ----------------  ------------  ------------  -----------  ---------------
Ray R. Irani,        2004  $ 1,300,000  $ 3,380,000  $    443,810 (4)  $ 16,850,800       700,000  $ 7,681,905  $ 1,279,669 (5)
Chairman,            2003  $ 1,300,000  $ 3,120,000  $    384,625 (4)  $ 11,357,096       700,000  $ 7,636,442  $ 1,297,879 (5)
President and Chief  2002  $ 1,300,000  $ 2,990,000  $    460,960 (4)  $ 10,386,705       600,000  $ 5,734,426  $ 1,057,996 (5)
Executive Officer

Dale R. Laurance,    2004  $ 1,030,000  $ 1,854,000  $    144,243 (7)  $  4,932,000             0  $ 4,347,545  $   730,637 (8)
President (6)        2003  $ 1,030,000  $ 1,750,000  $     76,740 (7)  $  4,043,513       350,000  $ 4,320,343  $   681,878 (8)
                     2002  $ 1,030,000  $ 1,700,000  $     96,945 (7)  $  4,015,626       300,000  $ 3,242,650  $   604,950 (8)

Stephen I. Chazen,   2004  $   654,545  $ 1,152,000  $          0      $  5,147,700       320,000  $ 1,772,813  $   458,888 (9)
Senior EVP and       2003  $   600,000  $   900,000  $          0      $  3,240,428       300,000  $ 1,669,773  $   447,645 (9)
Chief Financial      2002  $   600,000  $   800,000  $          0      $  3,323,314       250,000  $ 1,242,432  $   383,535 (9)
Officer

Donald P. de Brier,  2004  $   551,000  $   675,000  $          0      $  1,988,190       140,000  $ 1,628,108  $   243,885 (10)
EVP, General         2003  $   551,000  $   650,000  $          0      $  1,620,992       150,000  $ 1,547,128  $   244,590 (10)
Counsel and          2002  $   551,000  $   600,000  $          0      $  1,592,469       125,000  $ 1,194,682  $   216,121 (10)
Secretary

John W. Morgan,      2004  $   492,273  $   650,000  $          0      $  2,044,700       140,000  $ 1,300,145  $   163,247 (11)
EVP and President-   2003  $   465,000  $   550,000  $          0      $  1,540,217       120,000  $ 1,225,997  $   154,360 (11)
Oil and Gas,         2002  $   440,000  $   475,000  $          0      $    893,598       107,500  $   776,563  $   140,053 (11)
Western
Hemisphere
-------------------  ----  -----------  -----------  ----------------  ------------  ------------  -----------  ---------------

     (1) Does not include the cost of security services that Occidental believes are required to safeguard its executive officers. Such security costs in 2004 aggregated $915,384 for the named executive officers. Since 2002, the named executive officers reimburse Occidental for any personal use of company aircraft, including guests accompanying an executive on a flight being taken by the executive for a business purpose, at the standard industry fare level, which rate is intended to approximate first class airfare. The amounts in this column include the excess, if any, of the estimated incremental cost of using the aircraft and the amount reimbursed by the executive. A zero in the column means that the executive did not receive perquisites or other personal benefits, securities or property exceeding $50,000 in that year.

     (2) Includes restricted stock unit awards made in July and December 2004 to the executive officers listed pursuant to the Occidental Petroleum Corporation 2001 Incentive Compensation Plan, subject to a three-year vesting period for the July award and a five-year vesting period for the December award. During the vesting period, dividend equivalents are credited on the restricted stock units in an amount equal to the per share dividend declared per share of common stock and cash equal to the dividend equivalent is paid to the grantee. As of December 31, 2004, Dr. Irani held an aggregate of 727,587 restricted shares and units, having a value of $42,461,977; Dr. Laurance 249,851 shares and units, having a value of $14,581,304; Mr. Chazen 221,709 shares and units, having a value of $12,983,937; Mr. de Brier 98,370 shares and units, having a value of $5,740,873; and Mr. Morgan 83,836 shares and units, having a value of $4,892,669.

     (3) The payout was determined based on a peer company comparison of total stockholder return. See "Report of the Executive Compensation and Human Resources Committee" on page 16.

     (4) Includes for 2004, 2003 and 2002 respectively, unless otherwise noted:
$74,962, $80,125, and $130,491 for club dues; $364,048, $304,500 and $330,469 for financial counseling (see description on page 15); and $4,800 (2004 only) for excess of estimated incremental cost of aircraft usage over reimbursement amount.

     (5) Includes for 2004, 2003 and 2002, respectively, unless otherwise noted:
$108,607, $92,499 and $24,958 of director's fees paid by equity investees of Occidental (includes the value, as of the date of award, of restricted stock units received from Lyondell Chemical Company, in addition to cash retainer); $12,300, $12,000 and $11,100 credited pursuant to the Occidental Petroleum Corporation Savings Plan (the "Savings Plan"); $16,400, $16,000 and $17,800 credited pursuant to the Occidental Petroleum Corporation Retirement Plan (the "Retirement Plan"), a tax-qualified, defined contribution plan that provides retirement benefits for salaried employees of Occidental and certain of its subsidiaries; $578,590, $563,750 and $498,245 credited pursuant to the Occidental Petroleum Corporation Supplemental Retirement Plan (the "Supplemental Retirement Plan") described on page 15; $529,468, $579,583 and $454,143 of accrued interest on deferred compensation (see page 15 for a description of the Deferred Compensation Plan); $32,500, $32,500 and $32,500 for term life insurance premiums; $1,806, $1,547 and $1,250 for excess liability insurance premiums (see description on page 15; and $18,000 (2002 only) credited pursuant to the Occidental Petroleum Corporation Deferred Compensation Plan to compensate for the matching contribution not made under the Savings Plan because of the deferral of a portion of base salary ("DCP Savings Match").

     (6) Dr. Laurance retired as President on December 31, 2004.

     (7) Includes for 2004, 2003 and 2002, respectively, unless otherwise noted:
$29,618, $34,740 and $51,945 for club membership and dues; $48,225, $42,000 and
$45,000 for tax preparation and financial planning services; and $66,400 (2004 only) for excess of estimated incremental cost of aircraft usage over reimbursement amount.

     (8) Includes for 2004, 2003 and 2002, respectively, unless otherwise noted:
$12,300, $12,000 and $11,100 credited pursuant to the Savings Plan; $15,700 and $16,000 and $17,800 credited pursuant to the Retirement Plan; $365,480, $359,540 and $348,845 credited pursuant to the Supplemental Retirement Plan; $230,623, $288,741 and $221,905 of accrued interest on deferred compensation; $4,050, $4,050 and $4,050 for term life insurance premiums; $1,806, $1,547 and $1,250 for excess liability insurance premiums; and $100,678 of accrued vacation pay (2004 only).

     (9) Includes for 2004, 2003 and 2002, respectively, unless otherwise noted:
$108,607, $92,499 and $62,958 of directors fees paid by equity investees of Occidental, (includes the value as of the date of award of restricted stock units received from Lyondell Chemical Company in addition to cash retainer); $12,300, $12,000 and $11,100 credited pursuant to the Savings Plan; $15,700, $16,000 and $17,800 credited pursuant to the Retirement Plan; $194,772, $172,850 and $161,555 credited pursuant to the Supplemental Retirement Plan; $125,703, $152,749 and $128,872 of accrued interest on deferred compensation; and $1,806, $1,547 and $1,250 for excess liability insurance premiums.

     (10) Includes for 2004, 2003 and 2002, respectively, unless otherwise noted: $12,300, $12,000 and $11,100 credited pursuant to the Savings Plan; $16,400, $16,000 and $17,800 credited pursuant to the Retirement Plan; $145,123, $139,883 and $132,188 credited pursuant to the Supplemental Retirement Plan; $34,005, $34,005 and $34,005 for term life insurance premiums; $34,251, $41,155 and $19,778 of accrued interest on deferred compensation and $1,806, $1,547 and $1,250 for excess liability insurance premiums.

     (11) Includes for 2004, 2003 and 2002, respectively, unless otherwise noted: $12,300, $12,000 and $11,100 credited pursuant to the Savings Plan; $14,404, $16,000 and $17,800 credited pursuant to the Retirement Plan; $117,730, $105,742 and $93,473 credited pursuant to the Supplemental Retirement Plan; $13,767, $15,831 and $13,190 of accrued interest on deferred compensation; $1,806, $1,547 and $1,250 for excess liability insurance premiums; and $3,240, $3,240 and $3,240 credited pursuant to the DCP Savings Match.

                            OPTION/SAR GRANTS IN 2004

------------------------------------------------------------------------------------------------------------------------
                           Number                                                            Potential Realizable Value
                       of Securities    Percent of Total                                       at Assumed Annual Rates
                         Underlying       Options/SARs                                       of Stock Price Appreciation
                        Options/SARs       Granted to         Exercise or                        for Option Term (4)
                        Granted (1)       Employees in      Base Price (2)    Expiration    ----------------------------
Name                        (#)               2004             ($/Share)       Date (3)          5%              10%
-------------------    -------------    ----------------    --------------    ----------    ------------    ------------
Ray R. Irani                   2,027               0.05%    $        49.32     7/14/2014    $     62,872    $    159,329
                             347,973               7.93%    $        49.32     7/14/2014    $ 10,793,107    $ 27,351,853
                             350,000               7.97%    $        49.32     7/14/2014    $ 10,855,979    $ 27,511,182

Dale R. Laurance                   0                  0%
                                   0                  0%
                                   0                  0%

Stephen I. Chazen              2,027               0.05%    $        49.32     7/14/2014    $     62,872    $    159,329
                             157,973               3.60%    $        49.32     7/14/2014    $  4,899,862    $ 12,417,211
                             160,000               3.65%    $        49.32     7/14/2014    $  4,962,733    $ 12,576,541

Donald P. de Brier             2,027               0.05%    $        49.32     7/14/2014    $     62,872    $    159,329
                              67,973               1.55%    $        49.32     7/14/2014    $  2,108,324    $  5,342,907
                              70,000               1.59%    $        49.32     7/14/2014    $  2,171,196    $  5,502,236

John W. Morgan                 2,027               0.05%    $        49.32     7/14/2014    $     62,872    $    159,329
                              67,973               1.55%    $        49.32     7/14/2014    $  2,108,324    $  5,342,907
                              70,000               1.59%    $        49.32     7/14/2014    $  2,171,196    $  5,502,236
-------------------    -------------    ----------------    --------------    ----------    ------------    ------------

     (1) In July 2004, each of the named executive officers, other than Dr. Laurance, received a simultaneous grant of Incentive Stock Options ("ISOs") Non-qualified Stock Options ("NQSOs") and Stock Appreciation Rights (SARs). The ISOs are listed first in the table, the NQSOs are listed second and the SARs are listed third. The ISOs, NQSOs and SARs were granted subject to a three-year vesting period, with approximately one-third of each grant becoming exercisable each year commencing on the first anniversary of the grant date and ending on the third anniversary. The SARs are exercisable only for cash. The vesting and exercisability of the options and SARs will be accelerated in the event of a Change of Control (as defined in the 2001 Incentive Compensation Plan).

     (2) Options and SARs are granted at market price on the day of the grant. The exercise price and tax withholding obligations related to exercise of options may be paid by delivery of already owned shares or by offset of the underlying shares, subject to certain conditions.

     (3) The options and SARs were granted for terms of 10 years. Upon the termination of the recipient's employment, the options and SARs continue to vest and remain exercisable (depending on the cause of termination) for a period of up to the remaining term of each option and SAR. However, under the provisions of his employment agreement, the options and SARs granted to Dr. Irani become fully vested immediately in the event of termination by Occidental or his retirement and are then exercisable for the remaining term of the award. Under the terms of their respective employment agreements, the options and SARs granted to Messrs. Chazen and de Brier continue to vest in the event of termination by Occidental and are exercisable for the remaining term of the agreement. See "Employment Agreements" below.

     (4) The dollar amounts in these columns are the result of calculations at the 5 percent and 10 percent annual appreciation rates for the term of the options and SARs (10 years) as required by the Securities and Exchange Commission, and therefore are not intended to predict future appreciation, if any, in the price of Occidental common stock.

                    AGGREGATED OPTIONS/SAR EXERCISES IN 2004
                     AND DECEMBER 31, 2004 OPTION/SAR VALUES

-----------------------------------------------------------------------------------------------------------------
                                                         Number of Securities            Value of Unexercised
                                                        Underlying Unexercised        In-the-Money Options/SARs
                          Shares                       Options/SARs at 12/31/04            at 12/31/04 (2)
                         Acquired        Value      -----------------------------   -----------------------------
                       on Exercise   Realized (1)    Exercisable    Unexercisable    Exercisable    Unexercisable
        Name               (#)            ($)            (#)             (#)             ($)             ($)
--------------------   -----------   ------------   -------------   -------------   -------------   -------------
Ray R. Irani             1,236,712   $ 37,188,460       3,650,428       1,366,666   $ 118,684,963   $  25,421,315

Dale R. Laurance         1,780,453   $ 36,147,560         333,333               0   $   9,546,658   $           0

Stephen I. Chazen          588,583   $ 14,845,472         930,295         603,333   $  29,436,611   $  10,999,623

Donald P. de Brier         370,138   $  9,698,284         412,531         281,666   $  12,986,362   $   5,318,995

John W. Morgan             221,891   $  8,110,791         524,776         255,833   $  16,729,731   $   4,588,148
--------------------   -----------   ------------   -------------   -------------   -------------   -------------

     (1) Represents the difference between the closing price of the common stock on the New York Stock Exchange on the exercise date and the option exercise price.

     (2) The value of unexercised in-the-money options is calculated by multiplying the number of underlying shares by the difference between the closing price of the common stock on the New York Stock Exchange at December 31, 2004 and the option exercise price.

                 LONG-TERM INCENTIVE PLAN -- AWARDS IN 2004 (1)

---------------------------------------------------------------------------------------------------------------
                                                                          Estimated Future Payouts Under
                                           Performance or Other            Non-Stock Price-Based Plans
                       Number of Shares,       Other Period       ---------------------------------------------
                            Units or        Until Maturation or     Threshold         Target         Maximum
Name                    Other Rights (#)          Payout          (# of shares)   (# of shares)   (# of shares)
--------------------   -----------------   --------------------   -------------   -------------   -------------
Ray R. Irani                 46,165             4 years (2)             0             46,165          92,230

Dale R. Laurance             24,385             4 years (3)             0             24,385          48,770

Stephen I. Chazen             9,944             4 years (4)             0              9,944          19,888

Donald P. de Brier            9,132             4 years (4)             0              9,132          18,264

John W. Morgan                7,706             4 years                 0              7,706          15,412
--------------------   -----------------   --------------------   -------------   -------------   -------------

     (1) Performance Stock Awards were made in January 2004 pursuant to the 2001 Incentive Compensation Plan. The number of shares received at the end of the performance period will depend on the attainment of performance objectives based on a peer company comparison of total stockholder return. Depending on Occidental's ranking among its peers and subject to the grantee remaining employed throughout the performance period, the grantee receives shares of common stock in an amount ranging from 0 percent to 200 percent of the Target Share Award; provided, however, if the grantee dies, becomes disabled, retires or is terminated for the convenience of Occidental during the performance period, then the grantee will forfeit the right to receive a pro rata portion of the payout based on the days remaining in the performance period after such event. During the performance period, dividend equivalents are credited on the Target Shares in an amount equal to the per share dividend declared per share of common stock and cash equal to the dividend equivalent is paid to the grantees. In the event of a Change of Control (as defined in the 2001 Incentive Compensation Plan), the grantee's right to receive the number of Target Shares becomes nonforfeitable.

     (2) Under the terms of his employment agreement, any long-term incentive awards granted to Dr. Irani become fully vested immediately in the event of termination by Occidental or his retirement. See "Employment Agreements" below.

     (3) Under the terms of his employment agreement, any long-term incentive awards granted to Dr. Laurance became fully vested upon his retirement. See "Employment Agreements" below.

     (4) Under the terms of their respective employment agreements, the performance period for the entire award granted to Messrs. Chazen and de Brier continues in the event of termination without cause for the remaining term of the agreement. See "Employment Agreements" below.


EMPLOYMENT AGREEMENTS

The following are summaries of the employment agreements between Occidental and the executive officers named in the Compensation Tables, except Mr. Morgan, who does not have an employment agreement. Copies of the agreements are available as exhibits to Occidental's periodic reports filed with the Securities and Exchange Commission.

DR. IRANI - On February 10, 2005, Occidental Petroleum Corporation ("Occidental") entered into an amended and restated employment agreement with Dr. Irani. The agreement, as amended, is for a term expiring on the earlier of Occidental's 2010 Annual Meeting of Stockholders or May 30, 2010, with an annual salary at a minimum rate of $1,300,000, subject to annual increase (and, as part of across-the-board reductions for other officers, decrease), as well as an annual cash bonus, in each case at the reasonable discretion of the Board of Directors and the Executive Compensation and Human Resources Committee (the "Committee"). Salary increase and bonuses may be paid at the discretion of the Committee in cash, common stock or a combination thereof. In addition, Dr. Irani is eligible to participate in Occidental's group life insurance, medical and dental care (including coverage for his wife and children), disability, retirement, personal savings account, deferred compensation and other plans or benefits which Occidental may provide for employees and other senior executives. During the term and thereafter until his death, Dr. Irani will receive life insurance at least equal to three times his highest career annual salary, which life insurance shall be assignable at Dr. Irani's option. Prior to retirement, Dr. Irani will receive six weeks paid vacation each calendar year (which will accrue and for which he will be entitled to be paid for any accrued but unused vacation time upon termination of the agreement) and the minimum perquisites to which he was entitled prior to November 30, 2000. See also footnote (5) to the Summary Compensation Table on page 11 for information on perquisites received by Dr. Irani.

Following his retirement or upon the termination of his employment by Occidental, Dr. Irani will continue to receive medical and dental benefits no less favorable than those provided prior to his retirement or termination and his exiting perquisites, including the personal tax, accounting and financial planning services currently provided to him. Upon retirement, notwithstanding the provisions of the award agreements, all of Dr. Irani's unvested stock options, SARs and restricted stock awards will immediately vest and become exercisable and his performance stock awards will become immediately vested and fully payable. If the agreement is terminated due to Dr. Irani's death, Dr. Irani's estate will be entitled to a pro rata portion of any bonus he was eligible to receive for the year of his death. If Dr. Irani is married at the time of his death, his wife will be entitled, for the remainder of her life, to continuation of medical benefits. If Dr. Irani is terminated by Occidental for any reason, or if Dr. Irani terminates employment because Occidental materially breaches the agreement, Dr. Irani is entitled to receive three times his highest annual salary and bonus for any calendar year commencing with January 1, 2000 (subject to certain offsets of disability benefits in the case of termination due to disability), without obligation to mitigate, payable in an undiscounted lump sum not later than two and one half months from the end of the calendar year in which the termination occurs. In such event of termination, Dr. Irani is also entitled to receive his medical, dental, welfare and life insurance benefits; his existing perquisites and the full and immediate vesting of his restricted stock, stock options and any other long-term incentive benefits; provided that the options or stock appreciation rights shall be exercisable as if he had retired on such date. If after termination of his employment Dr. Irani is not eligible to participate in Occidental's benefit plans as contemplated by his employment agreement, then Occidental will provide Dr. Irani with substantially equivalent benefits and will reimburse him for any additional tax liabilities incurred by him as a result of his receipt of such benefits. If Occidental materially breaches the agreement and does not cure the breach after notice thereof, Dr. Irani may terminate his employment and treat such occurrence as if it were a termination by Occidental; provided that it shall not be a material breach if, following the merger or sale of Occidental or substantially all of its assets, Dr. Irani continues to have substantially the same executive duties and reports to the acquirer's board of directors. The agreement also holds Dr. Irani harmless from the effects of any excise or other taxes payable under or as a result of Sections 280G and 4999 of the Internal Revenue Code of 1986 or comparable state law by reason of a change of control, including taxes payable on any amounts paid pursuant to this hold harmless provision. During and after the term of the agreement, Dr. Irani is entitled to the payment of all legal fees other than those of a purely personal nature. In addition, the agreement provides for additional indemnification for Dr. Irani to the fullest extent permitted by applicable law and for Occidental to maintain Directors' and Officers' liability insurance with policy limits aggregating not less than $100 million, insuring Dr. Irani against occurrences which occur during the term of the agreement.

DR. LAURANCE - On July 19, 2004, Dr. Laurance entered into an amendment to his November 17, 2000 employment agreement with Occidental to provide for his phased retirement and a Consulting Agreement, effective as of January 1, 2005 (the "Consulting Agreement"), to provide for his continued availability to Occidental as a consultant following retirement. Under the terms of his amended employment agreement (the "Amended Agreement"), Dr. Laurance continued to serve as President of Occidental through December 31, 2004. For the period prior to his retirement, the Amended Agreement provided for an annual salary at a minimum rate of $990,000, as well as a discretionary annual cash bonus and participation in Occidental's qualified and nonqualified retirement plans, its incentive stock plan, deferred compensation plan and any future performance plans adopted by Occidental as well as any group life insurance, medical care (including coverage for his wife and children), disability and other plans or benefits which Occidental provided for him.

Following his retirement, pursuant to the Amended Agreement, Dr. Laurance will continue to receive life insurance equal to twice his highest career annual salary, medical benefits no less favorable than those provided to Dr. Laurance prior to such retirement or termination, and the personal tax, accounting and financial planning services he previously received. (See footnote (7) to the Summary Compensation Table on page 11.) Upon his retirement, his restricted stock, stock options and any other long-term incentive benefits became fully and immediately vested; provided that the amounts, if any, to be paid in respect of any performance stock awards will be determined by the Executive Compensation and Human Resources Committee at the end of the relevant performance period for each such award. If after his retirement, Dr. Laurance is not eligible to participate in Occidental's benefit plans as contemplated by the Amended Agreement, then Occidental will provide Dr. Laurance with substantially equivalent benefits and will reimburse him for any additional tax liabilities incurred by him as a result of his receipt of such benefits. The Amended Agreement also holds Dr. Laurance harmless from the effects of any excise or other taxes payable under or as a result of Sections 280G and 4999 of the Internal Revenue Code of 1986 or comparable state law by reason of a change of control, including taxes payable on any amounts paid pursuant to this hold harmless provision. Following his retirement, Dr. Laurance is entitled to the payment of all legal fees other than those of a purely personal nature. In addition, the Amended Agreement provides for additional indemnification for Dr. Laurance to the fullest extent permitted by applicable law and for Occidental to maintain Directors' and Officers' liability insurance with policy limits aggregating not less than $100 million, insuring Dr. Laurance against occurrences which occurred prior to his retirement.

Pursuant to the Consulting Agreement, Dr. Laurance will serve as a consultant to Occidental through December 31, 2009, at a monthly retainer of $41,667. During the term of the Consulting Agreement, Occidental will reimburse Dr. Laurance for his expenses incurred in providing his services, including providing him with one full-time secretary and information and telecommunications services equivalent to that he used during his employment at Occidental. The expenses for secretarial, information and telecommunications services are expected to total approximately $192,000 per year. Dr. Laurance will also receive life insurance coverage in the amount of $1,030,000 during the term of the Consulting Agreement in addition to the coverage provided under the Amended Agreement and will be entitled to use of the Occidental corporate aircraft on a "when available" basis, subject to his obligation to reimburse Occidental for such use when it is used for personal matters on the same terms and conditions applicable to vice presidents of Occidental. The Consulting Agreement may be terminated by Occidental for cause or by Dr. Laurance upon 30 days notice.

MR. CHAZEN - On January 13, 2005, Occidental Petroleum Corporation entered into a new employment agreement with Mr. Chazen, replacing his prior agreement which would have terminated in October 2005. The new agreement is for a term expiring in January 2010, and provides for an annual salary of not less than $720,000. In addition, the agreement provides that Mr. Chazen will be eligible to participate in all benefit programs as are generally applicable to all salaried employees and senior executives during the term of the agreement. Mr. Chazen may terminate the agreement at any time upon 60 days notice. Occidental may discharge Mr. Chazen and terminate the agreement for material cause without severance or other pay upon 30 days' written notice. If Mr. Chazen's employment is terminated as a result of incapacity and he is a participant in and qualifies for benefits under Occidental's Long-Term Disability Plan, Occidental will pay Mr. Chazen the difference between 60 percent of his annual salary and the maximum annual disability benefit, for so long as he remains eligible to receive disability benefits. In the event he is terminated without cause, Mr. Chazen will receive an amount equal to twice the sum of his highest base salary and annual cash bonus target, which amount is payable over a two-year compensation period. During the compensation period, Mr. Chazen will continue to be eligible to participate in all employee benefit plans available to salaried employees and senior executives and to exercise stock options and stock appreciation rights previously granted him that are or become exercisable. Following the compensation period, Mr. Chazen will continue as a consultant to Occidental until January 2010, at an annual salary of $50,000. During the compensation period and any consultancy period, any stock-based awards granted prior to Mr. Chazen's termination will continue to vest in the same manner and in the same amounts as if he continued as a full-time employee.

MR. DE BRIER - Mr. de Brier has an employment agreement with Occidental for a term expiring in May 2008, providing for an annual salary of not less than $551,000. If Mr. de Brier's employment is terminated as a result of incapacity and he is a participant in and qualifies for benefits under Occidental's Long-Term Disability Plan, Occidental will pay Mr. de Brier the difference between 60 percent of his annual salary and the maximum annual disability benefit, for so long as he remains eligible to receive disability benefits. In the event he is terminated without cause, Mr. de Brier will receive an amount equal to twice the sum of his highest base salary and annual cash bonus target, which amount is payable in equal monthly installments over a two-year compensation period. During the compensation period, Mr. de Brier will continue to be eligible to participate in all employee benefit plans available to salaried employees and senior executives and to exercise options previously granted him that are or become exercisable. During the compensation period, any stock awards granted prior to Mr. de Brier's termination will continue to vest in the same manner and in the same amounts as if he continued as a full-time employee.

BENEFIT PLANS

The following is a summary of the benefit plans made available to executives and other eligible employees of Occidental.

DEFERRED COMPENSATION PLAN - The Occidental Petroleum Corporation Deferred Compensation Plan permits executives and other eligible employees to defer up to 75 percent of their base salaries and up to 100 percent of their annual incentives each year. Deferral elections are irrevocable and must be made prior to the period during which the deferred compensation will be earned. Deferred amounts earn interest equal to Moody's Long-Term Corporate Bond Index Monthly Average Corporates plus 3 percent. Payment of deferred amounts generally commences at retirement. In October 2004, Occidental adopted a new 2005 Deferred Compensation Plan to comply with the requirements of the 2004 American Jobs Creation Act (the "Jobs Creation Act"). This new plan is substantially the same as the previous plan except for the deletion of certain provisions that are not in compliance with the Jobs Creation Act. All future compensation deferrals will be covered by the new plan.

DEFERRED STOCK PROGRAM - The Occidental Petroleum Deferred Stock Program permits executives to defer the receipt of qualifying stock awards. Deferral elections are irrevocable and must be made 12 months prior to the completion of the performance period that relates to performance-based awards. The program also covers stock awards which provide for mandatory deferral upon vesting. Deferred share units earn dividend equivalents that may be paid currently in cash or reinvested as additional deferred share units. Payment of deferred share units generally commences at retirement. In October 2004, Occidental adopted a new 2005 Deferred Stock Program to comply with the requirements of the Jobs Creation Act. This new program is substantially the same as the previous program except for the deletion of certain provisions that are not in compliance with the Jobs Creation Act. All future stock deferrals will be covered by the new plan.

SUPPLEMENTAL RETIREMENT PLAN - The Occidental Petroleum Corporation Supplemental Retirement Plan provides additional retirement benefits outside of the limitations imposed by law on qualified retirement and savings plans. All employees whose participation in Occidental's qualified retirement and savings plans are limited by applicable tax laws are eligible to participate in the Supplemental Retirement Plan. Annual plan contributions for each participant equal the benefit amounts that would have accrued under the qualified plans, but for the tax law limitations. Benefits are vested after five years of service. Due to enactment of the Jobs Creation Act, new contributions to the plan have been terminated as of December 31, 2004. Occidental anticipates that it will adopt a new supplemental retirement plan in 2005 that will comply with the requirements of the Jobs Creation Act. Any future supplemental retirement plan contributions will be covered by the new plan.

FINANCIAL COUNSELING - Occidental pays for financial counseling services for selected executive officers. Most executives are given an annual allotment which they may use for tax return preparation, investment planning, and similar services. Occidental executives are required to have their personal tax returns prepared by a tax professional qualified to practice before the Internal Revenue Service to ensure compliance with applicable tax laws. Any financial counseling fees that are paid by Occidental are reflected as income for the executive and are subject to appropriate withholding taxes.

GROUP EXCESS LIABILITY INSURANCE - Selected executives are given the opportunity to participate in group excess liability insurance coverage. Coverage amounts vary from $5 million for most participants to $10 million for senior executive officers. Occidental pays the annual premium for the group coverage and a pro-rata portion of the premium amount is then added to each executive's income and is subject to appropriate withholding taxes.

CHANGE OF CONTROL ARRANGEMENTS

The 2001 Incentive Compensation Plan has provisions that, in the event of a change in control of Occidental, require the outstanding awards, including stock options, granted under such plan to become fully vested and exercisable unless the Plan Administrator determines prior to the occurrence of the event that benefits will not accelerate. The 2001 Incentive Compensation Plan was approved by Occidental's stockholders.

REPORT OF THE EXECUTIVE COMPENSATION AND HUMAN RESOURCES COMMITTEE

THE COMMITTEE AND ITS RESPONSIBILITIES - The Executive Compensation and Human Resources Committee (the "Committee") administers Occidental's executive compensation program. In this regard, the Committee (1) sets annual and long-term goals for the Chairman, President and Chief Executive Officer and evaluates, in consultation with the Lead Independent Director, the CEO's performance against those goals to determine the CEO's compensation, (2) reviews and approves annual compensation and executive benefits for all other executive officers, (3) administers Occidental's equity-based incentive plans (including the review and approval of equity-based awards to executive officers), (4) reviews on a periodic basis the operation of executive compensation arrangements, including management perquisites, to determine if they are properly coordinated and reasonably relate to executive performance, and (5) annually reviews director compensation. The Committee's charter reflects these various responsibilities.

The Committee's membership is determined by the Board and is composed of five independent directors who are not eligible to participate in Occidental's employee plans or programs. The Committee meets at least four times during the year, and may also consider and take action by written consent. The Committee meets in executive session, without the presence of management, when it discusses and determines compensation for the CEO. The Committee Chair reports on Committee actions and recommendations at Board meetings. Occidental's Human Resource staff supports the Committee in its work. In addition, the Committee has access to the services of outside advisors and experts.

In 2004, Committee members completed an assessment regarding the adequacy of the Committee charter, the composition of the Committee, the attendance and contributions of Committee members, the content and presentation of Committee materials, and the Committee's access to relevant information. The assessment confirmed the Committee members' belief that the Committee charter is appropriate and that Committee operations effectively implement the duties set forth in the charter.

EXECUTIVE COMPENSATION PHILOSOPHY - The Committee's guiding philosophy is to establish an executive compensation program that will attract, motivate, reward and retain top quality executive leadership that will achieve superior corporate performance and stockholder value. The Committee bases its compensation decisions on the following core principles:

     o Pay is Performance-Based - Occidental's general compensation philosophy is that total compensation should vary with Occidental's performance in achieving financial and non-financial objectives. Executive base salaries at Occidental are targeted at or above the median of salaries at comparable companies in the oil industry. Salaries are coupled with incentive programs that enable total compensation to rise above industry norms in years when Occidental's performance exceeds that of its oil industry peer group. Significant portions of executive compensation are at risk and are dependent upon performance.

     o Stock Ownership is Emphasized - The Committee believes that executive stock ownership effectively aligns the interests of executives with those of stockholders and provides a strong motivation to build stockholder value. Occidental has established specific stock ownership objectives for key management employees and has designed its long-term incentive awards to support executive stock ownership. The Committee also believes that a significant portion of each executive's total compensation should be dependent on the appreciation of Occidental's common stock.

     o Compensation Opportunities Must Be Competitive To Attract And Retain Talented Employees - The Committee evaluates Occidental's performance and actual executive compensation, and compares them with comparable data from oil industry companies as well as a broader group of leading industrial companies to determine appropriate executive compensation arrangements.

EXECUTIVE COMPENSATION PROGRAM - In administering Occidental's executive compensation program, the Committee looks at total compensation levels for Occidental's executives and compares that to total compensation in the competitive market for comparable positions. The total compensation package for each executive is broken down into the three basic components of (1) base salary, (2) annual incentive, and (3) long-term incentives, as discussed in more detail below. Executive compensation is tied directly to Occidental's performance and provides a balance between the long-term and short-term performance of the company. Based on 2004 proxy data which shows compensation for 2003, the actual total compensation for Occidental's five highest paid executive officers fell in the top quartile of total compensation paid to executives in peer companies in the oil industry (Apache Corporation, Devon Energy Corporation, ExxonMobil Corporation, Kerr-McGee Corporation, Marathon Oil Corporation and the peer group companies listed on page 20). In 2004, the Committee also reviewed survey data for a select group of large industrial companies and confirmed the compensation levels as being appropriate in light of Occidental's outstanding performance and relative market capitalization compared to its peer companies and the industrial group over a three-year period ending in 2003. For other executive officers, the 2004 actual total compensation generally fell between the median and the upper quartile of total compensation paid to executives in comparable positions. The Committee determined these compensation levels to be appropriate considering individual contributions and Occidental's performance.

     o Base Salary - The Committee sets base salaries after considering an executive's responsibilities, level of experience, overall business performance, individual achievements and contributions, and compensation for similar positions at peer group companies and/or as displayed in relevant survey data for large industrial companies. Base salaries for officers are generally targeted to approximate the median of the comparative data.

     Executives are eligible for an annual merit increase to base salary based primarily on performance of job responsibilities. A merit increase is generally delivered as a cash increase to base salary, but other compensation vehicles may be employed in lieu of a cash increase. For the past four years, Occidental's five highest paid officers have received restricted share units in lieu of cash base salary adjustments (with the exception of officers who had promotions or scheduled retirements). In general, executive officers with the highest level and amount of responsibility have the lowest percentage of their total compensation fixed as base salary and the highest percentage of their total compensation variable and dependent upon Occidental's performance.

     o Annual Incentive - Occidental provides executives with an annual opportunity to earn cash incentive awards under the Executive Incentive Compensation Plan (EICP). 60 percent of the award is based on Occidental's performance as measured against predetermined financial targets and 40 percent is based on a subjective assessment of an executive's achievement of predetermined individual performance objectives, as well as the executive's response to unanticipated challenges during the plan year. For Occidental's five highest paid executives and other corporate executives, the financial performance measure is earnings per share. For a division executive, the financial measures include performance measures such as division earnings and cash flow.

     In the first quarter of each year, the Committee establishes for executive officers an incentive target expressed as a percentage of base salary. The Committee reviews executive compensation information derived from relevant survey data for the oil industry and large industrial companies in determining appropriate incentive target percentages, which range from the median to the upper quartile of the comparative data. Actual incentive payments may vary from 0 percent to 200 percent of the incentive target, based on company and executive performance, thus directly aligning executive pay with Occidental's financial performance. For the 2004 performance period, the Committee established individual incentive targets ranging from 45 percent to 130 percent of base salary. The Committee also set the earnings per share targets at $2.50, $3.00, and $3.50 for a 0 percent, 100 percent, and 200 percent payout, respectively, of the financial portion of the incentive opportunity. The 2004 financial results yielded an earnings per share of $6.49, resulting in a 200 percent payout of the financial portion of the incentive opportunity for the five highest paid executives and other corporate officers. Final incentive payments, including the subjective portion of the incentive opportunity, ranged from 165 percent to 200 percent of the target award amounts.

     o Long-Term Incentives - Occidental grants executives long-term incentive awards, which include stock options, stock appreciation rights, performance stock, and restricted share units, from its 2001 Incentive Compensation Plan. These awards are granted to encourage executives to view Occidental from the stockholders' perspective, to create an ongoing incentive for executives to increase stockholder value, and to retain executives who possess the skills that are crucial to Occidental's success. The awards represent a significant portion of the total compensation value provided to executive officers. The long-term incentive awards granted to Occidental's executives, including the CEO, are compared to long-term incentive awards made by other oil companies and large industrial companies to their CEO's and other senior executives and reflect Occidental's performance relative to such companies.

     o Stock Options or Stock Appreciation Rights are generally granted annually to executives and other managers and key contributors based upon their level of responsibility, ability to impact results, and individual performance. Executive officers receive both stock options and stock appreciation rights. Options and stock appreciation rights are granted with an exercise price equal to the market price of Occidental's common stock on the date of grant, generally vest over a period of three years, and expire after ten years. These options and stock appreciation rights only have value to the recipients if the price of Occidental's stock appreciates after the options or stock appreciation rights are granted.

     In 2004, Occidental granted 758,000 stock appreciation rights and 758,000 stock options to executive officers.

     o Performance Stock Awards are granted annually to a select group of executives, including executive officers. The awards usually cover a four-year performance period. Executives are granted target share unit awards that equal a specified percentage of the executive's base salary. For corporate executives, the payment of the target share unit awards is dependent upon Occidental's total stockholder return over the performance period compared to the total stockholder return for a group of comparison companies. For division executives, the payment of the target share unit awards is dependent upon Occidental's comparative total stockholder return and upon the division's return on assets compared to the return on assets goal established for the division at the beginning of the performance period. Payment amounts, which are paid in actual shares of Occidental common stock, may vary from 0 percent to 200 percent of the targeted share unit award amounts, depending upon Occidental's performance.

     In 2004, executive officers received performance stock awards for the performance period 2004 through 2007. Targeted share unit awards ranged from 45 percent to 150 percent of base salary. Comparison companies included Amerada Hess, Anadarko, Burlington Resources, ChevronTexaco, ConocoPhillips, Kerr-McGee, and Unocal. A total of 114,103 share units were granted as target awards.

     In 2005, the Compensation Committee certified the payment of the performance stock award granted for the performance period commencing January 1, 2001. The performance period closed on December 31, 2004, and the Committee determined that Occidental's total stockholder return for the period ranked second compared to the total stockholder return for each company in the award comparison group. Award payments ranged from 83.5 percent to 183.5 percent of target awards. A total of 310,660 shares of Occidental's common stock was certified as payable to executive officers.

     o Restricted Share Units are awarded to executive officers. The awards support Occidental's compensation strategy of placing more pay at risk for senior executives and emphasizing the linkage of pay and performance. As previously noted, over the past four years, Occidental's five highest paid executives (with the exception of retiring executives and executives who have been promoted) have received restricted share unit awards in lieu of base salary increases. For the five highest paid executives, the awards vest over three-to-five year restriction periods and, upon vesting, are mandatorily deferred into the Occidental Deferred Stock Program until retirement. For the other executive officers, the awards vest over a three-year restriction period and, upon vesting, some of the awards may be mandatorily deferred until after retirement.

     In 2004, Occidental granted 663,000 restricted share units to executive officers.

     The Committee has recommended to the Board of Directors that a new 2005 Long-Term Incentive Plan be submitted for stockholder approval. This plan, included in Exhibit B and described on page 23 of this Proxy Statement, will provide a basis for future stock awards, which are designed to attract, retain and motivate Occidental's executives and employees. If the new plan is approved by stockholders, no future awards will be granted from the current plan, however, stock options and other stock awards granted prior to the adoption of the new plan will continue to be governed by the current plan.

EXECUTIVE COMPENSATION PROGRAM PRACTICES

     o Deductibility Of Executive Compensation - Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended, places a limit of $1,000,000 on the amount of compensation that Occidental may deduct in any one year with respect to each of its five most highly paid executive officers. Certain performance-based compensation elements approved by stockholders, such as stock options, stock appreciation rights, and performance stock awards, are not subject to the deduction limit. Although tax consequences are considered in its compensation decisions, the Committee has not adopted a policy that all compensation must be deductible, rather the Committee gives priority to other objectives when it deems appropriate.

     o Employment Agreements - Occidental offers employment agreements to key executives only when it is in the best interest of Occidental and its stockholders to attract and retain such key executives and to ensure the continuity and stability of management. In accordance with a policy adopted by the Board of Directors in September 1992, no employment agreements with new executives will contain provisions, commonly referred to as "golden parachutes," that provide for additional severance benefits in the event of a change of control. For a summary of the employment agreements for four of the five named executive officers, see "Employment Agreements" at page 13.

     o Stock Ownership Guidelines - Because the Committee believes in linking the interests of management and stockholders, the Committee approved stock ownership guidelines for Occidental's senior management in 1996. The Committee reviewed and updated the guidelines in February 2005. Executive officers are expected to comply with the guidelines within four years of the later of the effective date of the guidelines or the date of their appointment as an executive officer. Stock ownership is defined as stock owned by the officer directly or through Occidental's Savings Plan, awarded under certain long-term incentive arrangements, such as restricted share unit or performance stock awards, or deferred under one of Occidental's deferred stock programs. Under the current guidelines, the ownership targets are ten times salary for the Chairman, President and Chief Executive Officer, five times salary for the other named executive officers, three times salary for Executive Vice Presidents and two times salary for Vice Presidents. The Committee determined that, as of December 31, 2004, all executive officers were in compliance with the guidelines.

EXECUTIVE BENEFITS - In addition to the executive compensation program outlined above, Occidental also provides executive officers with a number of executive benefits. The primary executive benefits include deferred compensation and deferred stock plans and the Supplemental Retirement Plan (see page 15 for a summary of the principal terms of such plans). In addition, on a selective basis and depending upon circumstances, some executives also have availability to annual medical examinations, tax preparation and financial counseling, club memberships, group excess liability coverage, lunch service and the use of corporate aircraft (subject to reimbursement to the Company for any personal use) (see the Summary Compensation Table at page 10).

COMPANY PERFORMANCE AND COMPENSATION FOR THE CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER - Under Dr. Irani's leadership, Occidental has executed an aggressive restructuring to create large, efficient oil and gas assets in core geographies, improve the cash contribution of the chemical business, and significantly strengthen the balance sheet. Over the five-year period from December 31, 1999 to December 31, 2004, Occidental's total debt has decreased almost 28 percent while oil and gas production has increased 33 percent. During this same period, the value of Occidental's Common Stock has appreciated by $13.5 billion, and Occidental has paid dividends to stockholders equal to $1.9 billion, for a total increase in stockholder value of $15.4 billion. As a direct result of these actions, Occidental's total return to stockholders exceeded that of its peer group for this time period. See Performance Graph on page 20.

The Committee looks at several factors in determining Dr. Irani's compensation, including Dr. Irani's leadership and vision in developing successful business strategies for Occidental in a competitive marketplace. Each year, the Committee approves primary performance goals for Dr. Irani. For 2004, the goals included
(1) the enhancement of the value of Occidental's portfolio of assets, (2) improvement in the quality and consistency of earnings, (3) strengthening the balance sheet, and (4) improving the quality of Occidental's management. Compensation decisions are arrived at by the Committee during executive sessions, in consultation with the Lead Independent Director, without the presence of the Chairman, President and Chief Executive Officer, and subsequently discussed with the Board of Directors.

The 2004 compensation for Dr. Irani consisted of base salary, an annual cash incentive, and long-term incentives. The Committee considered each of these components individually and in aggregate, compared to relevant proxy and survey data, to determine appropriate compensation adjustments and incentives. With respect to base salary, the Committee granted Dr. Irani a restricted share unit award in December 2004 in the amount of 80,000 share units in lieu of a 2005 merit increase to his base salary. The award is mandatorily deferred until after retirement under the 2005 Deferred Stock Program.

The Committee acknowledged Dr. Irani's significant accomplishments with respect to his 2004 performance goals and his contributions to Occidental's success in 2004 by awarding him a cash incentive award of $3,380,000 for 2004. Dr. Irani elected to defer this bonus under the 2005 Deferred Compensation Plan.

During 2004, the Committee granted Dr. Irani several long-term incentive awards. Effective January 2004, the Committee granted to Dr. Irani a target performance stock award in the amount of 46,165 share units. The actual payment of this award, which may vary from 0 percent to 200 percent of target, will be based on the Company's total stockholder return compared to a group of peer companies during a four-year performance period. In July 2004, Dr. Irani received a stock option grant in the amount of 350,000 shares, a stock appreciation grant in the amount of 350,000 shares, and a restricted share unit grant in the amount of 250,000 share units. The payment of the restricted share unit grant is mandatorily deferred until after retirement under the 2005 Deferred Stock Program.

Dr. Irani also earned a payout from his 2001 performance stock award, in the amount of 125,377 shares of Occidental common stock, based on Occidental's total stockholder return, for the period 2001 through 2004, compared to the total stockholder return for the peer companies designated in 2001. Since Occidental ranked second compared to the designated peer companies, Dr. Irani's target award was paid out at 167 percent of his target award, per the terms of the award. Dr. Irani elected to defer the receipt of this award until after retirement under the 2005 Deferred Stock Program.

CONCLUSION - The Committee is satisfied that the compensation provided to executives at Occidental is structured to foster a performance-oriented culture and to create a strong alignment with the long-term best interests of Occidental and its stockholders and that compensation levels are reasonable in light of performance and industry practices.

                         Respectfully submitted,

                         EXECUTIVE COMPENSATION AND HUMAN RESOURCES COMMITTEE

                         John S. Chalsty (Chair)
                         Irvin W. Maloney (Vice Chair)
                         Ronald W. Burkle
                         R. Chad Dreier
                         Rosemary Tomich

PERFORMANCE GRAPH

The following graph compares the yearly percentage change in the cumulative total return of the common stock with the cumulative total return of the Standard & Poor's 500 Stock Index and with that of the peer group over the five-year period ending on December 31, 2004. The graph assumes that $100 was invested in Occidental common stock, in the stock of the companies in the Standard & Poor's 500 Index and in an equal-weighted portfolio of the peer group companies at the beginning of the period (December 31, 1999) and that all dividends received within a quarter were reinvested in that quarter. The peer group companies are Amerada Hess Corporation, Anadarko Petroleum Corporation, Burlington Resources, Inc., ChevronTexaco Corporation, ConocoPhillips, Kerr-McGee Corporation, Occidental and Unocal Corporation.

                 COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
      OF OCCIDENTAL COMMON STOCK, THE S&P 500 INDEX AND SELECTED PEER GROUP


                                [table omitted]

       [the following is a tabular representation of graphical materials]

                                    12/31/1999    12/31/2000    12/31/2001    12/31/2002    12/31/2003    12/31/2004
                                    ----------    ----------    ----------    ----------    ----------    ----------

[SYMBOL]    [LINE]    Occidental      $  100        $  117        $  133        $  148        $  227        $  320

[SYMBOL]    [LINE]    Peer Group         100           133           122           111           140           194

[SYMBOL]    [LINE]    S&P 500            100            91            80            62            80            89

PROPOSAL 2: RATIFICATION OF INDEPENDENT AUDITORS
--------------------------------------------------------------------------------

AUDIT AND OTHER FEES

AUDIT AND NON-AUDIT SERVICES PRE-APPROVAL POLICY AND PROCEDURES - The Audit Committee must give prior approval to any management request for any amount or type of service (audit, audit-related and tax services or, to the extent permitted by law, non-audit services) Occidental's independent auditor provides to Occidental. Additionally, the Audit Committee has delegated to the Committee Chair and Vice Chair full authority to approve any such request provided the Audit Committee Chair presents any approval so given to the Audit Committee at its next scheduled meeting. All audit, audit-related and tax services rendered by KPMG in 2004 were approved by the Audit Committee or the Audit Committee Chair before KPMG was engaged for such services. No services of any kind were approved pursuant to a waiver permitted pursuant to 17 CFR 210.2-01(c)(7)(i)(C).

AUDIT FEES - The aggregate audit fees incurred for professional services rendered by KPMG LLP for the years ended December 31, 2004 and December 31, 2003, were $9,088,000 and $5,629,000, respectively. This amount includes fees necessary to perform an audit or quarterly review in accordance with Generally Accepted Auditing Standards and services that generally only the independent auditor can reasonably provide, such as comfort letters, statutory audits, attest services, consents and assistance with, and review of, documents filed with the Securities and Exchange Commission. The 2004 amount includes approximately $3,100,000 of fees related to KPMG's attestation of Occidental's internal controls over financial reporting as of December 31, 2004.

AUDIT RELATED FEES - Fees of $642,0000 and $1,026,000 were incurred for professional services rendered by KPMG LLP for the years ended December 31, 2004 and December 31, 2003, respectively, for assurance and related services that are traditionally performed by the independent auditor. More specifically, these services include, among others: employee benefit plan audits, accounting assistance in connection with proposed or consummated transactions and consultation concerning financial accounting and reporting standards.

TAX FEES - Fees of $50,000 and $47,000 were incurred for tax services rendered by KPMG LLP for the years ended December 31, 2004 and December 31, 2003. More specifically, these services include, among others, tax consultation related to proposed or consummated transactions and general tax consultation.

ALL OTHER FEES - For the years ended December 31, 2004 and December 31, 2003, no fees were incurred for services rendered by KPMG LLP, other than the services described under "Audit Fees," "Audit Related Fees" and "Tax Fees".

REPORT OF THE AUDIT COMMITTEE

The Audit Committee has reviewed and discussed Occidental's audited financial statements for the fiscal year ended December 31, 2004, including management's annual assessment of and report on Occidental's internal control over financial reporting, with management and KPMG LLP. In addition, the Audit Committee has discussed with KPMG LLP, Occidental's independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended and as currently in effect. The Audit Committee received from KPMG LLP written disclosures and the letter regarding its independence as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended and as currently in effect. The Audit Committee has also considered whether the provision of non-audit services provided by KPMG LLP to Occidental is compatible with maintaining their independence and has discussed with KPMG LLP the firm's independence.

Based upon the reports and discussions described in this report, the Audit Committee recommended to the Board that the audited financial statements be included in Occidental's Annual Report on Form 10-K for the year ended December 31, 2004, to be filed with the Securities and Exchange Commission.

                              Respectfully submitted,

                              THE AUDIT COMMITTEE

                              Aziz D. Syriani (Chair)
                              Rosemary Tomich (Vice Chair)
                              R. Chad Dreier
                              John E. Feick
                              Irvin W. Maloney

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors of Occidental has selected KPMG LLP as independent auditors to audit the consolidated financial statements of Occidental and its subsidiaries for the year ending December 31, 2005. KPMG LLP has audited Occidental's financial statements since 2002. A member of that firm will be present at the annual meeting, will have an opportunity to make a statement, if so desired, and will be available to respond to appropriate questions.

A majority of the shares of common stock represented at the meeting and entitled to vote must vote FOR this proposal to ratify the selection of auditors. If the stockholders do not ratify the selection of KPMG LLP, the Audit Committee will appoint the independent auditors for 2005, which may be KPMG LLP. If KPMG should decline to act or otherwise become incapable of acting or if its employment is discontinued, the Audit Committee will appoint the independent auditors for 2005.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO RATIFY THE SELECTION OF KPMG LLP AS INDEPENDENT AUDITORS FOR 2005. YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.


PROPOSAL 3: ADOPTION OF 2005 LONG-TERM INCENTIVE PLAN
--------------------------------------------------------------------------------

APPROVAL OF ADOPTION OF 2005 LONG-TERM INCENTIVE PLAN

The Board of Directors of the Company believes that Occidental's long-standing policy of encouraging stock ownership by its employees and non-employee directors through stock-based awards has been a significant factor in the success of the Company. The Board believes that the Occidental Petroleum Corporation's 2005 Long-Term Incentive Plan (the "2005 Plan") will be an important part of that policy by providing incentives to employees and non-employee directors based on the attainment of corporate objectives or increases in stockholder value. On February 10, 2005, the Board adopted the 2005 Plan, subject to the receipt of stockholder approval at the Annual Meeting.

The purposes of the 2005 Plan are to enable the Company to attract and retain top quality employees and non-employee directors and to provide them with an incentive to enhance stockholder return. Under the Company's 2001 Incentive Compensation Plan (the "2001 Plan"), Occidental has been authorized to issue 27,000,000 shares of Common Stock in the form of stock options, stock units, restricted stock, stock bonuses, stock appreciation rights, performance-based awards and dividend equivalents, as well as other awards. As a result of prior grants under the 2001 Plan, the number of shares currently available for such grants has been reduced to approximately 1,900,000, after allowance for shares issuable as dividend equivalent on deferred awards and approximately 3,500,000 shares being held with respect to an equivalent number of outstanding cash-settled stock appreciation rights pending the resolution of the treatment of such stock appreciation rights under the 2004 American Jobs Creation Act (the "Jobs Creation Act"). The Board of Directors has determined that this number is insufficient to provide the Company with an adequate incentive device, and therefore has adopted and proposes that the stockholders approve the 2005 Plan. If the 2005 Plan is approved, no additional awards will be granted under the 2001 Plan. However, 9,862,657 shares will remain reserved for issuance of shares in connection with outstanding awards (including the possibility of stock settlement of the cash-settled stock appreciation rights referred to above) and satisfaction of dividend equivalents on deferred awards.

Under the 1996 Restricted Stock Plan for Non-Employee Directors (the "1996 Plan"), Occidental has been authorized to issue 250,000 shares of Common Stock in the form of restricted stock. The 1996 Plan terminates pursuant to its terms on April 26, 2006. As a result, the grants to directors following the 2005 Annual Meeting will be the last award that may be made under the 1996 Plan. The Board of Directors believes that it is in the best interest of the stockholders to continue to provide equity-based compensation to non-employee directors. If the 2005 Plan is approved, no additional grants will be made under the 1996 Plan other than the award payable on the first business day following the 2005 Annual Meeting, which will aggregate 29,900 shares.

If the stockholders approve the 2005 Plan, it will be effective on May 6, 2005 or, if later, the date on which it is approved and will continue for 10 years unless terminated sooner. The principal features of the 2005 Plan are summarized below. The following summary is qualified in its entirety by the full text of the 2005 Plan, a copy of which is attached as Exhibit B to this Proxy Statement. Capitalized terms used in the summary are used as defined in the 2005 Plan.

VOTING INFORMATION

A majority of the shares represented at the meeting and entitled to vote at the meeting, must vote FOR this proposal to approve the 2005 Plan. Your broker may vote your shares on this matter only if you give voting instructions. Broker non-votes will be disregarded and have the same effect as votes against the proposal.

If the proposal is approved, 17,000,000 shares will be registered under the Securities Act of 1933, as amended, and will be available for issuance under the 2005 Plan. If the 2005 Plan is not approved at the Annual Meeting, awards will be made under the 2001 Plan only to the extent there are shares available for issuance and under the 1996 Plan only to the extent awards are permitted to be made before the 1996 Plan terminates.

THE BOARD OF DIRECTORS HAS APPROVED AND RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE 2005 PLAN. YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.

SUMMARY DESCRIPTION OF THE 2005 PLAN

AWARDS - The 2005 Plan authorizes stock options, stock units, restricted stock, phantom stock, stock bonuses, stock appreciation rights, stock purchase rights, Performance-Based Awards, dividend equivalents, dividend rights, Common Shares, as well as other awards (described in Section 5 of the 2005 Plan) responsive to changing developments in management and director compensation. In addition, the 2005 Plan authorizes cash awards, which may be instead of, in addition to or as part of another award. The 2005 Plan provides the flexibility to offer competitive incentives and to tailor benefits to specific needs and circumstances. Grants may be made on an immediate or a deferred basis, singly, or in tandem or combination with other grants, or in substitution for other grants. Generally, an option or stock appreciation right will expire, or other award will vest, not more than 10 years after the date of grant.

SHARES AVAILABLE - Under the 2005 Plan, the aggregate share limit is seventeen million (17,000,000) Common Shares, but any Common Shares issued in connection with awards other than options or stock appreciation rights will be counted against this limit as three Common Shares for every one Common Share issued in connection with such award. No individual may be granted options, stock appreciation rights or other awards in any 36-month period covering more than four million (4,000,000) Common Shares.

To prevent dilution or expansion of participants' rights, the number and kind of shares available under the 2005 Plan and then outstanding stock-based awards, as well as exercise or purchase prices, Performance Goals and share limits are subject to adjustment or awards may be exchanged for cash payments or other awards, in the event of certain reorganizations, mergers, combinations, consolidations, recapitalizations, reclassifications, stock splits, stock dividends, asset sales or other similar events, or extraordinary dividends or distributions of property to stockholders.

If an award is forfeited, cancelled, does not vest or is paid in cash, or if Common Shares are subject to awards that expire or for any reason are terminated, cancelled, or fail to vest, then any unissued Common Shares allocated to such award will again be available for subsequent awards under the 2005 Plan. Common Shares subject to options or stock appreciation rights that are exercised will not be available for subsequent awards and the following transactions involving Common Shares will not result in additional shares becoming available for subsequent awards under this 2005 Plan: (a) Common Shares tendered in payment of an option; (b) Common Shares withheld for taxes; and (c) Common Shares repurchased by the Company using option proceeds.

The Common Stock is traded on the New York Stock Exchange, and on March 3, 2005, the per share closing price was $73.01. Occidental intends to register the shares issuable under the 2005 Plan under the Securities Act of 1933 after it receives stockholder approval.

ELIGIBILITY - Any officers or employees of the Company or any of its subsidiaries and any non-employee directors of the Company are eligible to receive awards under the 2005 Plan. As of December 31, 2004, Occidental had approximately 7,200 employees (nine of whom were executive officers) and 10 non-employee directors.

ADMINISTRATION - The 2005 Plan will generally be administered by The Executive Compensation and Human Resources Committee of the Board (the "Administrator"). The Administrator consists of at least two directors of the Company, each of whom is a "disinterested person" within the meaning of Rule 16b-3 under the Exchange Act and an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Board, however, may delegate certain functions to different committees so long as each committee granting awards under the 2005 Plan consists exclusively of Board members.

The Administrator determines who is eligible to receive awards, the number of shares that are to be subject to awards and the terms and conditions of such awards, including, subject to certain restrictions, the price (if any) to be paid for the shares or the award. Subject to the other provisions of the 2005 Plan, the Administrator has the authority (a) to permit the recipient of any award to pay the purchase price of Common Shares or the award in cash, the delivery of previously owned Common Shares, a reduction in the number of Common Shares or other property otherwise issuable to the participant, a cashless exercise, or the cancellation of indebtedness or conversion of other securities;
(b) to accelerate the receipt or vesting of benefits pursuant to an award; and
(c) to make certain adjustments to an outstanding award and authorize the conversion, succession or substitution of an award, in each case, pursuant to Sections 4.2 of the 2005 Plan.

STOCK OPTIONS - An option is the right to purchase Common Shares at a future date at a specified price (the "Option Price"). The Option Price per share may be no less than the Fair Market Value of a share on the date of grant. An option may either be an incentive stock option or a nonqualified stock option. Incentive stock options may not be granted to non-employee directors, and are taxed differently from nonqualified stock options, as described under "Federal Income Tax Consequences" below. Incentive stock options are also subject to more restrictive terms and are limited in amount by the Code. Full payment for shares purchased on the exercise of any option must be made at the time of such exercise in a manner approved by the Administrator.

STOCK APPRECIATION RIGHTS - A stock appreciation right is the right to receive payment of an amount equal to the excess of the Fair Market Value of a Common Share on the date of exercise of the stock appreciation right over the base price of the stock appreciation right. The base price will be established by the Administrator at the time of grant of the stock appreciation right, but will not be less than the Fair Market Value of a share on the date of grant. Stock appreciation rights may be granted independently or in connection with other awards.

RESTRICTED STOCK AWARDS - Typically, a restricted stock award is an award for a fixed number of Common Shares subject to restrictions. The Administrator specifies the price, if any, the participant must pay for such shares and the restrictions (which may include, for example, continued service) imposed on such shares. Restricted stock may not vest over a period of less than three years.

PERFORMANCE-BASED AWARDS - Performance-Based Awards are awards whose grant, vesting, exercisability or payment depends upon the satisfaction of any one or more Performance Goals. Performance-Based Awards may be stock-based (payable in stock only or in cash or stock) or may be cash-only awards. The performance period may range from one to five years.

Section 162(m) Awards are a type of Performance-Based Award designed to satisfy the requirements for deductibility under Section 162(m) of the Code. These awards are earned and payable only if a participant reaches specific preestablished Performance Goals approved by the Administrator in advance of applicable deadlines under the Code and while the performance relating to the Performance Goals remains substantially uncertain. The specific Performance Goals are preestablished targeted levels of any one or more Performance Objectives, and Performance Objectives may be one or more of the following business criteria: A/R day sales outstanding, A/R to sales, debt, debt to debt plus stockholder equity, debt to EBIT or EBITDA, EBIT, EBITDA, EPS, EVA, expense reduction, interest coverage, inventory to sales, inventory turns, net income, operating cash flow, pre-tax margin, return on assets, return on capital employed, return on equity, sales, stock price appreciation, and total stockholder return (TSR), each as defined further in Appendix A to the 2005 Plan.

Performance Goals or other features of a Section 162(m) Award may be (a) adjusted to reflect a change in corporate capitalization, a corporate transaction (such as a reorganization, combination, separation, merger, acquisition, or any combination of the foregoing) or a complete or partial corporate liquidation, or (b) calculated either without regard for or to reflect any change in accounting policies or practices affecting the Company and/or the Performance Objectives or Performance Goals, or (c) adjusted for any other circumstances or event, or (d) any combination of (a) through (c), but only to the extent in each case that such adjustment or determination in respect of
Section 162(m) Awards would be consistent with the requirements of Section 162(m) to qualify as performance-based compensation.

Upon a change in the business or operations of the Company or other events or circumstances, the Administrator may modify the terms of a Performance-Based Award or adjust a Performance Goal; provided however that in the case of Section 162(m) Awards any such modification or adjustment may not violate the limitations imposed by Section 162(m).

STOCK BONUSES - The Administrator may grant a stock bonus to any eligible person to reward exceptional or special services, contributions or achievements in the manner and on such terms and conditions (including any restrictions on such shares) as determined from time to time by the Administrator. The number of shares so awarded will be determined by the Administrator and may be granted independently or in lieu of a cash bonus.

STOCK UNITS - Stock units represent a fictitious share of Company stock and are generally credited to a recordkeeping account. Typically, the value of a stock unit is based upon the value of an actual share of Company stock.

DIVIDEND EQUIVALENTS; DIVIDEND RIGHTS - Dividend rights or equivalents are amounts payable in cash or stock (or additional stock units that may be paid in stock or cash) equal to the amount of dividends that would have been paid on shares had the shares been outstanding from the date the stock-based award was granted.

SETTLEMENTS - The Administrator may permit payment of awards under the 2005 Plan in the form of cash, Common Stock or any combination thereof.

TRANSFER RESTRICTIONS - Subject to exceptions contained in Section 5.6 of the 2005 Plan or as otherwise permitted by law or in the applicable award agreement, awards under the 2005 Plan are not transferable by the recipient other than by will or the laws of descent and distribution and are generally exercisable, during the recipient's lifetime, only by him or her. Any amounts payable or shares issuable pursuant to an award will be paid only to the recipient or the recipient's beneficiary or representative.

CHANGE OF CONTROL - Unless before a Change in Control the Administrator determines that, upon its occurrence, benefits will not be accelerated, then generally upon the Change in Control, each option and stock appreciation right will become immediately exercisable, restricted stock will vest, cash and Performance-Based Awards and stock units will become payable and any other rights of a participant under any other award will be accelerated to give the participant the benefit intended under any such award. A Change in Control Event under the 2005 Plan generally includes a 20 percent or more change in ownership, certain changes in a majority of the Board, certain mergers or consolidations, sale of substantially all of the Company's assets or stockholder approval of a liquidation of the Company.

AMENDMENTS; PLAN TERMINATION - The Board may amend or terminate the 2005 Plan. However, no amendment or termination may impair the rights of a participant under an outstanding award in any material way without such participant's consent. Stockholder approval is required for any Plan amendment that would (a) materially increase the benefits accruing to participants; (b) materially increase the number of securities which may be issued; or (c) materially modify the requirements as to eligibility for participation. Additionally, the exercise price of stock options and stock appreciation rights may not be reduced without stockholder approval.

FEDERAL INCOME TAX CONSEQUENCES - The following is a brief summary of some of the federal income tax consequences of common transactions under the 2005 Plan based on federal income tax laws in effect on January 1, 2005. This summary is not intended to be exhaustive and, among other considerations, does not describe state, local or international tax consequences. In addition, the following does not address the recently enacted American Jobs Creation Act of 2004, which added legislation concerning deferred compensation and may require amendments to the 2005 Plan to comply with this legislation. Further, until future guidance is issued by the Internal Revenue Service, it is unclear how this legislation will change the tax consequences described below.

With respect to nonqualified stock options, the Company is generally entitled to deduct (and the optionee recognizes taxable income in) an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. With respect to incentive stock options, the Company is generally not entitled to a deduction nor does the participant recognize income at the time of exercise, however, the difference between the option exercise price and the fair market value of the shares at the time of exercise will be an item of tax preference for determination of the alternative minimum tax. The current federal income tax consequences of other awards authorized under the 2005 Plan generally follow basic patterns: stock appreciation rights are taxed and deductible in substantially the same manner as nonqualified stock options; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid (if any) only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); bonuses, Performance-Based Awards and dividend rights or equivalents are generally subject to tax at the time of payment; and cash-based awards are generally subject to tax at the time of payment. In each of the foregoing cases, the Company will generally have a corresponding deduction at the time the participant recognizes income.

If an award is accelerated under the 2005 Plan in connection with a change in control (as this term is used under the Code), the Company may not be permitted to deduct the portion of the compensation attributable to the acceleration ("parachute payments") if it exceeds threshold limits under the Code (and certain related excise taxes may be triggered). Furthermore, if the compensation attributable to awards is not "performance-based" within the meaning of Section 162(m) of the Code, the Company may not be permitted to deduct the aggregate nonperformance-based compensation in excess of $1,000,000 in some circumstances.

SPECIFIC BENEFITS - The number, amount and type of awards to be received by or allocated to eligible persons under the 2005 Plan in the future cannot be determined at this time. The Company expects that future grants to officers and employees will not be substantially different from those granted under the 2001 Plan, which are described in the Compensation Tables beginning at page 10 and that future grants to non-employee directors will not be substantially different from those granted under the 1996 Plan. For information regarding options, restricted stock awards and performance stock awards granted to executive officers of the Company under the 2001 Plan, see the material under "Executive Compensation" beginning at page 10 and for information of restricted stock awards granted to non-employee directors under the 1996 Plan, see the material under "Compensation of Directors" on page 7.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

Occidental has two equity compensation plans for its employees pursuant to which options, rights or warrants have or may be granted: the 1995 Incentive Stock Plan, the 2001 Plan, and one equity plan for non-employee directors: the 1996 Stock Plan. Each of the Plans was approved by Occidental's stockholders. Occidental has no other equity compensation plans pursuant to which options, rights or warrants could be granted.

The following is a summary of the shares reserved for issuance as of December 31, 2004 pursuant to outstanding options, rights or warrants granted under Occidental's equity compensation plans. The summary does not include the 17,000,000 shares which would be available under the proposed 2005 Plan.

     (a)  Number of Securities to be             (b)  Weighted-average              (c)  Number of securities remaining available
          issued, upon exercise of                    exercise price of                  for future issuance under equity
          outstanding options, warrants               outstanding options,               compensation plans, excluding securities
          and rights                                  warrants and rights                in column (a)

          14,282,072                                  $28.99                             12,222,289 (1)(2)

          (1)  Includes with respect to:

               (a) the 1995 Plan, 651,906 shares at maximum target level (325,953 target level) reserved for issuance pursuant to outstanding performance stock awards, all of which are eligible for certification in February 2005, and 1,641,983 deferred performance and restricted stock awards; and

               (b) the 2001 Plan, 1,575,328 shares at maximum target level (787,664 at target level) reserved for issuance pursuant to outstanding, performance stock awards, 2,437,017 shares reserved for issuance pursuant to restricted stock awards, 156,000 shares reserved for issuance pursuant to deferred restricted stock awards and 6,680 shares reserved for issuance to non-employee directors as dividend equivalents.

               Of the 5,753,375 shares that are not reserved for issuance, 5,643,368 shares are available under the 2001 Plan, all of which may be issued or reserved for issuance for options rights and warrants as well as performance stock awards, restricted stock awards, stock bonuses and dividend equivalents, and 110,007 shares are available for issuance to non-employee directors as restricted stock awards under the 1996 Plan.

          (2) If the proposed 2005 Plan is adopted, 1,939,618 shares under the 2001 Plan (after provision of 200,000 shares for dividend equivalents payable in the future on deferred stock awards and 3,503,750 shares being held with respect to the possible stock settlement of an equivalent number of cash-settled stock appreciation rights pending resolution later in 2005 of the treatment of such stock appreciation rights under the Jobs Creation Act), and 80,107 shares under the 1996 Plan (after giving effect to the grant to be made to non-employee directors following the 2005 Annual Meeting) will no longer be available for issuance.


STOCKHOLDER PROPOSALS
--------------------------------------------------------------------------------

GENERAL INFORMATION

Occidental has been advised by two holders of common stock of their intention to introduce at the annual meeting the proposals described below. The Board of Directors disclaims any responsibility for the content of the proposals and for the statements made in support thereof which, except for any reference to the proposal number, are presented in the form received from the stockholders.

VOTE REQUIRED TO APPROVE

A majority of the shares of common stock represented at the meeting and entitled to vote must vote FOR to approve a stockholder proposal. Abstentions and broker nonvotes have the same effect as votes AGAINST a proposal.

VOTING RESULTS

The results of the vote will be published on Occidental's web site within 14 calendar days following the meeting, in Occidental's Quarterly Report on Form 10-Q for the quarter ended June 30, 2005, and in the Report on the Annual Meeting, all of which may be accessed through www.oxy.com.

LEGAL EFFECT OF APPROVAL

Each of the stockholder proposals set forth below is a request to the Board of Directors to consider a matter. If the proposal passes, the Board of Directors may consider, in its business judgment, whether to take the requested action or not, but it is not legally obligated to do so.

BOARD ACTION WITH RESPECT TO APPROVED PROPOSALS

It has been the practice of Occidental's Board of Directors to consider matters that are approved by the stockholders and, if appropriate, to refer the matter to the appropriate Board committee for further study and recommendation to the full Board. Generally, this initial consideration and referral takes place at the next regularly scheduled meeting of the Board. Depending on the complexity of the issue and the desire of the committee to seek advice from independent advisors, the committee usually reports to the full Board no later than the final meeting of the calendar year, which is usually held in early December. The final action taken by the Board with respect to the proposal and, if applicable a timetable for implementation of the Board action, will be posted on Occidental's web site.

STOCKHOLDER RIGHT TO ENFORCE A PROPOSAL

As explained above, generally stockholder proposals are requests to the Board to consider a matter. If a proposal that is approved requests that the Board take, or refrain from taking, some action and the Board does not do so, then the stockholder may submit the same proposal for consideration at the next Annual Meeting, by following the procedures described on page 29. In the alternative, a stockholder may challenge the Board's business judgment not to implement the proposal by commencing litigation in the Chancery Court of the State of Delaware, Occidental's state of incorporation. Delaware law contains certain procedural requirements that must be followed before a suit may be commenced, including a requirement that, unless it would otherwise be futile, a demand be made on Occidental identifying the alleged wrongdoers, the wrongdoing allegedly perpetrated and the resultant injury to Occidental and the legal action the stockholder wants the Board to take on Occidental's behalf.


PROPOSAL 4: STOCKHOLDER STATEMENT OPPOSING BOARD-SPONSORED PROPOSALS
--------------------------------------------------------------------------------

Mr. Carl Olson, P.O. Box 6102, Woodland Hills, California 91365, the owner of 110 shares of Common Stock, has notified Occidental that he intends to present the following proposal at the 2005 Annual Meeting:

                                    PROPOSAL

     Be it resolved by the stockowners to request the Board to amend the bylaws as follows:

     1. Every proposal that the board of directors sponsors for a vote by the stockowners shall be accompanied in the proxy statement by opposing statements by at least two stockowners.

     2. The board shall take measures as it deems necessary to obtain such opposing statements from competent and informed stockowners.

     3. The length allowed for all the stockowner opposing statements together for each board-sponsored proposal shall be the same number of words used in the board-sponsored proposal, but in no case less than 500 words.

                              SUPPORTING STATEMENT

     When we stockowners vote on proposals, we should be able to read pro and con presentations. Unfortunately at Occidental Petroleum, for all the proposals that the board sponsors there are no opposing statements allowed by the board in the proxy statement. This policy is a disservice to the stockowners and should be replaced by a policy of having opposing statements from at least two stockowners. We should hear what "the rest of the story" might be for each board-sponsored proposal.

     Your vote YES now could result in your being better informed in voting in the future. And that can result in guiding Oxy toward a better future.

THE BOARD OF DIRECTORS' STATEMENT IN OPPOSITION

THE BOARD OF DIRECTORS BELIEVES THAT THIS PROPOSAL IS UNNECESSARY AND WOULD BE IMPRACTICAL TO IMPLEMENT. Any stockholder seeking guidance on proxy voting could easily find independent analysis on any proposal to be voted on at the Company's Annual Meeting. Large institutional investors, who employ professional independent analysts, often make their voting decisions available before a company's annual meeting. For example, a stockholder can easily visit the web site of the California Public Employees Retirement System to find out how it will vote on matters, and why.

The proposal is more than unnecessary, however; it would also be impractical, if not impossible. In order to implement the proposal, Occidental would have to (a) determine which stockholders were "competent and informed" in any area in which the Board wishes to sponsor a proposal; (b) solicit statements of opposition from such stockholders; and (c) ensure that statements of opposition are the prescribed length. Moreover, the Board does not know if Occidental could solicit such statements of opposition in advance of the proxy statement without violating the Securities and Exchange Commission's proxy rules.

Even if Occidental could determine which stockholders were competent and informed, and could determine which of those competent and informed stockholders opposed the proposal, the Company cannot force any of its stockholders to provide a statement of the length that would be required. In addition, the proposal does not contain a provision for the Company to verify that the statements are truthful, which may result in the inclusion of false statements, which are against SEC rules.

Finally, the Board sees no way that this solicitation could be done without incurring significant expenses - both from the mass mailing to stockholders to the verification of the background of any stockholder who wishes to write a statement in opposition.

The Board believes that this proposal would saddle the Company with a huge burden in cost and labor when there is better, professional, independent analysis available through reputable sources such as large institutional investors.

ACCORDINGLY, THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE AGAINST THE FOREGOING STOCKHOLDER PROPOSAL. YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE ON THE PROXY CARD.


PROPOSAL 5: VOTE REGARDING FUTURE GOLDEN PARACHUTES
--------------------------------------------------------------------------------

Mr. Emil Rossi, P.O. Box 249, Boonville, California 95415, the owner of 415 shares of Common Stock, has notified Occidental that he intends to present the following proposal at the 2005 Annual Meeting:

                                    PROPOSAL
               5 -- Allow Vote regarding Future Golden Parachutes

     RESOLVED: Allow Vote regarding Future Golden Parachutes. Shareholders request that our Board seek shareholder approval for future golden parachutes for senior executives. This applies to benefits exceeding 2.99% of the sum of the executive's base salary plus bonus. Future golden parachutes include agreements renewing, modifying or extending existing severance agreements or employment agreements with golden parachute or severance provisions.

     This includes that golden parachutes are not given for a change in control or merger which is approved but is not completed. Or for executives who transfer to a successor company. This proposal would include to the fullest extent each golden parachute that our Board has or will have the power to grant or modify Our company would have the flexibility of seeking approval after tentative agreement on golden parachutes.

51% Yes-Vote

     The 26 shareholder proposals voted on this topic achieved an impressive 51% average yes-vote in 2004.

Progress Begins with a First Step

     I believe that the need to take the above one RESOLVED step is reinforced because our overall governance fitness is not impeccable. For instance in 2004 it was reported:

     o Occidental Director John Chalsty was designated a "problem director" by The Corporate Library (TCL), an independent investment research firm in Portland, Maine. Reason: Mr. Chalsty is chairperson of the committee that sets executive compensation at Occidental, which received a CEO Compensation grade of "F" by TCL.

     o Occidental Director Rosemary Tomich was designated a "problem director" because she was the chairperson of the committee that set executive compensation at Occidental, which received a CEO Compensation rating of "F" by TCL.

     o  TCL's ratings for our company were:

        OVERALL RATING = D
        Overall Board Effectiveness -- A
        Board Composition -- D
        CEO Compensation -- F

     o  Our Lead Director had 21 years director tenure -- independence concern.

     o Our key Audit Committee had two members with more than 21-years tenure each -- independence concern.

     o Our Directors were still allowed a $25,000 annual matching gift plan -- independence concern.

     o Five directors were allowed to hold from 4 to 9 director seats each - over-extension concern.

     o  Five directors were CEOs elsewhere -- CEO to fellow CEO-bias concern.

     o  2003 CEO pay of $38 million including stock option grants.

     Source: http://www.aflcio.org/corporateamerica/paywatch/ceou/database.cfm
     Plus $94 million in unexercised stock options from previous years.

     o If CEO pay is excessive - this could be a sign that our board is weak in its oversight of our CEO.

     o Occidental is the subject of "Pay for performance? You must be joking.", July 22, 2004 edition of Board Briefs by TCL.

     The existence of the above governance concerns arguably heightens the importance of passing the one RESOLVED topic of this proposal.

     Institutional investors such as the California Public Employees Retirement System recommended shareholder approval of golden parachutes in their proxy voting guidelines.

                  Allow Vote regarding Future Golden Parachutes

                                    YES ON 5

THE BOARD OF DIRECTORS' STATEMENT IN OPPOSITION

THE BOARD OF DIRECTORS HAS ALREADY IMPLEMENTED THE RESOLUTION. In September 1992, the Board of Directors adopted a policy that "no future employment agreements containing `golden parachute' provisions shall be entered into between this Corporation and any of its executive officers." A statement to this effect has been in the Company's proxy statement each year since 1993.

Stock plans, such as Occidental's 2001 Incentive Compensation Plan and the proposed 2005 Long-Term Incentive Plan, which have change of control provisions, are submitted to the stockholders for approval. While change of control provisions exist in the Company's Deferred Compensation Plan and Deferred Stock Program, these plans cover amounts that an employee has already earned but elected to defer, and do not provide for payment of additional sums in the event of a change of control. In addition, distributions from the deferral plans must comply with Section 409A of the Internal Revenue Code and, in the case of key employees, may not occur until six months after termination.

Occidental's early adoption of good corporate practices, such as its policy on golden parachutes, has earned Occidental consistently excellent government ratings from the credible, independent organizations that issue such ratings. GovernanceMetrics International has twice given Occidental its highest overall rating of 10, most recently in January 2005 and, as of November 2004, Institutional Shareholder Services indicated that Occidental outperformed 92.6 percent of the companies in the S&P 500 and 98.1 percent of the companies in the Energy group. Moody's Investor Services noted that Occidental "generally follows recommended best practices. This predates Sarbanes-Oxley and is the result of steady improvement over the past 12 years."

ACCORDINGLY, THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE FOREGOING STOCKHOLDER PROPOSAL. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THE PROXY CARD.


STOCKHOLDER PROPOSALS FOR THE 2006 ANNUAL MEETING OF STOCKHOLDERS
--------------------------------------------------------------------------------

Stockholders interested in submitting a proposal for inclusion in the proxy statement and proxy card relating to the 2006 Annual Meeting of Stockholders may do so by following the procedures in Rule 14a-8 under the Securities Exchange Act of 1934. To be eligible for inclusion, stockholder proposals must be addressed to Occidental's Secretary at 10889 Wilshire Boulevard, Los Angeles, California 90024, and be received no later than November 15, 2005.

Under Occidental's By-laws, stockholders must follow certain procedures to introduce an item of business at an annual meeting that is not included in the proxy materials. These procedures provide that an item of business to be introduced at an annual meeting must be submitted in writing to the Secretary at 10889 Wilshire Boulevard, Los Angeles, California 90024. Notice of the proposed item of business must be received no later than February 25, 2006, and must include the information required by Occidental's By-laws.

In either case, the stockholder submitting the proposal or a representative of the stockholder must present the proposal in person at the meeting.

The chairman of the meeting may refuse to allow the transaction of any item of business not presented in compliance with Occidental's By-laws. In addition, the proxies solicited on behalf of the Board of Directors will have discretionary authority to vote against any such item of business.

NOMINATIONS FOR DIRECTORS FOR TERM EXPIRING IN 2007
--------------------------------------------------------------------------------

NOMINATING COMMITTEE POLICY

It is the policy of the Nominating and Corporate Governance Committee to consider nominees recommended by stockholders if the stockholder complies with the procedures outlined below. In prior years, the Nominating Committee has identified candidates through recommendations from other nonmanagement directors, executive officers, including the Chief Executive Officer and other third parties. The Nominating Committee anticipates that, if a vacancy on the Board were to occur for the term expiring in 2007, it would use these sources as well as stockholder recommendations to identify candidates.

In deciding if a candidate recommended by a stockholder or identified by another source is qualified to be a nominee, it is the Nominating Committee's policy to consider:

     o Whether the candidate is independent as defined in Occidental's Corporate Governance Policies and as applied with respect to Occidental and the stockholder recommending the nominee, if applicable;

     o Whether the candidate has the business experience, character, judgment, acumen and time to commit in order to make an ongoing positive contribution to the Board;

     o Whether the candidate would contribute to the Board achieving a diverse and broadly inclusive membership; and

     o Whether the candidate has the specialized knowledge or expertise, such as financial or audit experience, necessary to satisfy membership requirements for committees where specialized knowledge or expertise may be desirable.

If there is a vacancy and the Nominating Committee believes that a recommended candidate has good potential for Board service, the Nominating Committee will arrange an interview with the candidate. Pursuant to its Charter, the Nominating Committee will not recommend any candidate to the Board who is not interviewed by the Nominating Committee.

PROCEDURE TO RECOMMEND CANDIDATES

Stockholder recommendations must be received by the Corporate Secretary of Occidental between September 1 and November 30 of the year preceding the meeting. Each recommendation must include the following information:

1. as to each person whom the stockholder proposes for election or reelection as a director:

     o  the name, age, business address and residence address of the person;

     o  the principal occupation or employment of the person;

     o the class or series and number of shares of capital stock of Occidental which are owned beneficially or of record by the person; and

     o any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to the Rules and Regulations of the Securities and Exchange Commission.

2.  as to the stockholder making the recommendation:

     o  the name and record address of such stockholder; and

     o the class or series and number of shares of capital stock of Occidental which are beneficially owned by the stockholder.

The stockholder's recommendation must include the recommended person's written consent to being named as a nominee and to serving as a director if elected.

PROCEDURE TO NOMINATE CANDIDATES

Under Occidental's By-laws, stockholders may nominate a person to the Board by complying with the advance notice procedures of the By-laws and attending the annual meeting to make the necessary motion. The notice must be received between September 1 and November 30 of the year preceding the meeting and include the information required by the By-laws.

ANNUAL REPORT
--------------------------------------------------------------------------------

Occidental's 2004 Annual Report on Form 10-K is concurrently mailed to stockholders. The Annual Report contains consolidated financial statements of Occidental and its subsidiaries and the report thereon of KPMG LLP, independent auditors.

                              Sincerely,

                              /s/ DONALD P. DE BRIER

                              Donald P. de Brier
                              Secretary

                              Los Angeles, California
                              March 15, 2005

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING FORM OR FORMS OF PROXY IN THE ENCLOSED ENVELOPE OR FOLLOW THE PROCEDURES OUTLINED ON THE CARD TO VOTE BY TELEPHONE OR INTERNET.

EXHIBIT A: CORPORATE GOVERNANCE POLICIES AND OTHER GOVERNANCE MEASURES
--------------------------------------------------------------------------------

Over the past several years, the Board of Directors has adopted and put into effect a number of important corporate governance policies described below. The Board of Directors and the management of Occidental believe that good corporate governance enhances stockholder value. Occidental's corporate governance policies, principles and guidelines are intended to improve the performance of Occidental by taking advantage of the collective skills and experience of Occidental's directors and officers.

BOARD STRUCTURE AND OPERATION

SIZE OF THE BOARD - In determining the size of the Board, the Board of Directors will consider the level of work required from each director, including the requirement that certain Committees be composed entirely of independent directors.

DIRECTOR CRITERIA - Independent directors (as defined below) will comprise at least two-thirds of the members of the Board.

INDEPENDENT DIRECTOR - In order for a director to qualify as an "independent director," the Board must affirmatively determine that the director has no material relationship with Occidental (either as a partner, stockholder or officer of an organization that has a relationship with Occidental) that would preclude that nominee from being an independent director. For the purpose of such determination, an "independent director" is a director who:

     o  Has not been employed by Occidental within the last five years;

     o Has not been an employee or affiliate of any present or former internal or external auditor of Occidental within the last three years;

     o Has not received more than $60,000 in direct compensation from Occidental, other than director and committee fees, during the current fiscal year or any of the last three completed fiscal years;

     o Has not been an executive officer or employee of a company that made payments to, or received payments from, Occidental for property or services in an amount exceeding the greater of $1 million or 2 percent of such other company's consolidated gross revenues during the current fiscal year or any of the last three completed fiscal years;

     o Has not been employed by a company of which an executive officer of Occidental has been a director within the last three years;

     o Is not affiliated with a not-for-profit entity that received contributions from Occidental exceeding the greater of $1 million or 2 percent of such charitable organization's consolidated gross revenues during the current fiscal year or any of the last three completed fiscal years;

     o Has not had any of the relationships described above with an affiliate of Occidental; and

     o Is not a member of the immediate family of any person described above. An "immediate family member" includes a person's spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law and anyone (other than domestic employees) who shares such person's home.

TENURE - Each director will be elected for a term of one year.

RETIREMENT - No person 75 or older will be elected a director, unless as to such person such requirement is unanimously waived by the members of the Nominating and Corporate Governance Committee and such Committee's action is ratified and approved by a majority of the disinterested directors on the Board of Directors.

BOARD MEMBERSHIPS - No director of Occidental will hold more than four "for-profit" corporate directorships (including his or her Occidental directorship) at any one time.

DIRECTOR STOCK OWNERSHIP - Each director will beneficially own at least 5,000 shares of Occidental's stock within two years of his or her election to the Board.

DIRECTOR COMPENSATION - Compensation for directors will promote ownership of Occidental's stock to align the interests of directors and stockholders and the independence of directors.

EXECUTIVE SESSIONS - The independent directors will hold at least two regularly scheduled executive sessions each year at which employee directors and other members of management are not present. The Lead Independent Director will preside at such executive sessions.

BOARD ADVISORS - The Committees of the Board will have standing authorization (including funding), on their own decision, to consult with members of management and to retain legal or other advisors of their choice, which advisors will report directly to the Committee that retained them.

LEAD INDEPENDENT DIRECTOR - The Board will designate a Lead Independent Director to coordinate the activities of the independent directors and, in addition, to perform the following duties:

     o Advise the Chairman as to an appropriate schedule of Board meetings and the receipt of information from management;

     o Provide the Chairman with input on agendas for the Board and Committee meetings;

     o Recommend to the Chairman the retention of consultants who report directly to the Board;

     o Assist in assuring compliance with the corporate governance policies and recommend revisions to the policies;

     o Coordinate, develop the agenda for and moderate executive sessions of the independent directors;

     o Evaluate, along with the members of the Executive Compensation and Human Resources Committee and the full Board, the CEO's performance; and

     o  Recommend to the Chairman the membership of the various Board
     Committees.

MEMBERSHIP OF COMMITTEES - The Nominating and Corporate Governance Committee, the Executive Compensation and Human Resources Committee and the Audit Committee will be composed entirely of independent directors and will also satisfy all applicable membership requirements for such.

COMMITTEE CHARTERS - The Nominating and Corporate Governance Committee, the Executive Compensation and Human Resources Committee and the Audit Committee will each have a written charter that addresses the committee's purpose, duties, responsibilities and annual performance evaluation. The committee charters will be available through the Internet at www.oxy.com.

BOARD DIVERSITY - The Board is committed to achieving a diverse and broadly inclusive membership by creating equal opportunity for men and women of every race, color, religion, ethnicity, national origin and cultural background.

MEETINGS - The Board will hold at least six regularly scheduled meetings each year.

DIRECTOR ORIENTATION AND EDUCATION - Each new director will be provided with materials and information concerning Occidental in order to enable the director to perform the duties of a director. In addition, the Board will provide or sponsor each year eight hours of continuing education designed to enhance the performance of individual directors and the Board of Directors.

DIRECTOR RESPONSIBILITIES - Each director will use his or her best efforts to attend, in person or by telephone, all meetings of the Board and the committees to which such director is appointed. Each director is responsible for being familiar with Occidental's Governance Principles, the provisions of the Code of Business Conduct applicable to directors and the charter of each committee on which such director serves and for reviewing materials provided in advance of Board and committee meetings.

PERFORMANCE CRITERIA - The Board will establish performance criteria for itself and, annually, will evaluate each director, committee and the overall Board. Board evaluation will include an assessment of, among other things, whether the Board and its committees are functioning effectively and have the necessary diversity of skills, backgrounds and experiences to meet Occidental's needs. Individual director evaluations will include high standards for in-person attendance at Board and committee meetings.

SUCCESSION PLANNING - The Board of Directors will review on a regular basis Occidental's policies and principles for recruiting, developing and selecting the persons to succeed the CEO and other executive officers. The review will encompass the background, training, qualities and other characteristics that would be desirable in candidates to succeed the CEO and other executive officers as well as consideration of possible successors.

COMMUNICATIONS WITH DIRECTORS - Interested parties may communicate with any nonmanagement director by sending a letter to such director's attention in care of Occidental's Corporate Secretary, 10889 Wilshire Blvd., Los Angeles, California 90024.

OTHER GOVERNANCE MEASURES

ANTI-TAKEOVER MEASURES - Occidental does not have a stockholder rights plan ("poison pill"), classified board or similar anti-takeover devices. A copy of the Policy on Stockholder Rights Plans is available through the Internet at www.oxy.com.

CONFIDENTIAL VOTING - All proxies, ballots and other voting material that identify how a stockholder voted are kept confidential except to permit tabulation by an independent tabulator, to comply with law, to satisfy a stockholder's request for disclosure, in connection with a contested proxy solicitation or if a stockholder writes a comment on a proxy card or ballot.

CODE OF BUSINESS CONDUCT - On February 13, 1997, the Board of Directors adopted a comprehensive Code of Business Conduct applicable to all directors, officers and employees that reaffirms Occidental's commitment to high standards of ethical conduct and reinforces Occidental's business ethics, policies and procedures. The Code of Business Conduct includes Occidental's policies, concerning among other things, compliance with laws, rules and regulations (including insider trading laws), conflicts of interest (including corporate opportunities) and protection of corporate assets. The Audit Committee is responsible for monitoring compliance with the Code of Business Conduct. The Code of Business Conduct is available through the Internet at www.oxy.com.

HUMAN RIGHTS POLICY - In December 2004, Occidental adopted a formal Human Rights Policy that sets forth the Corporation's commitment to promoting human rights in the areas in which it operates. A summary of the policy is contained in the Code of Business Conduct. The Corporate Governance, Nominating and Social Responsibility Committee is responsible for monitoring compliance with the Human Rights Policy.

EXHIBIT B:  OCCIDENTAL PETROLEUM CORPORATION 2005 LONG-TERM INCENTIVE PLAN
--------------------------------------------------------------------------------

1.   PURPOSE

The purposes of this Plan are (i) to furnish a significant incentive to the employees and non-employee Directors of the Company and its subsidiaries by making available to them the benefits of increased ownership of Shares (ii) to promote the alignment of the interests of employees and non-employee Directors on the one hand and stockholders on the other hand and (iii) to assist in the recruitment and retention of employees and non-employee Directors.

2.   DEFINITIONS

"BOARD" means the Board of Directors of the Company.

"BUSINESS COMBINATION" means a merger, consolidation, or other reorganization, with or into, or the sale of all or substantially all of the Company's business and/or assets as an entirety to, one or more entities that are not subsidiaries or other affiliates of the Company.

"CHANGE IN CONTROL" means the occurrence of any of the following events:

(a) Approval by the stockholders of the Company of the dissolution or liquidation of the Company, other than in the context of a transaction that does not constitute a Change in Control under clause (b) below;

(b) Consummation of a Business Combination, unless (1) as a result of the Business Combination, more than 50 percent of the outstanding voting power of the Successor Entity immediately after the reorganization is, or will be, owned, directly or indirectly, by persons who were holders of the Company's voting securities immediately before the Business Combination; (2) no "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), excluding the Successor Entity or an Excluded Person, beneficially owns, directly or indirectly, more than 20 percent of the outstanding shares or the combined voting power of the outstanding voting securities of the Successor Entity, after giving effect to the Business Combination, except to the extent that such ownership existed prior to the Business Combination; and (3) at least 50 percent of the members of the board of directors of the entity resulting from the Business Combination were Directors at the time of the execution of the initial agreement or of the action of the Board approving the Business Combination;

(c) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any Excluded Person) is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20 percent or more of the combined voting power of the Company's then outstanding voting securities, other than as a result of (1) an acquisition directly from the Company; (2) an acquisition by the Company; or (3) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or a Successor Entity; or

(d) During any period not longer than two consecutive years, individuals who at the beginning of such period constituted the Board cease to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's stockholders, of each new Director was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who were Directors at the beginning of such period (including for these purposes, new members whose election or nomination was so approved), but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board.

"CODE" means the Internal Revenue Code of 1986, as amended from time to time.

"COMMITTEE" means the Executive Compensation and Human Resources Committee of the Board or its successor, which shall be composed of not less than two members of the Board, each of whom shall be a "non-employee director" within the meaning of Rule 16b-3 and an "outside director" within the meaning of Section 162(m).

"COMPANY" means Occidental Petroleum Corporation, a Delaware corporation.

"DIRECTOR" means a member of the Board.

"DISABILITY" means permanent and total disability as defined in Section 22(e)(3) of the Code.

"EFFECTIVE DATE" means May 6, 2005, or such later date as this Plan is approved by the stockholders of the Company.

"ELIGIBLE PERSON" means any person who is an officer or employee of the Company or any of its subsidiaries and any person who is a non-employee Director; provided, however that a non-employee Director shall not be an Eligible Person for purposes of awarding of ISOs.

"EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time.

"EXCLUDED PERSON" means any employee benefit plan of the Company and any trustee or other fiduciary holding securities under a Company employee benefit plan or any person described in and satisfying the conditions of Rule 13d-1(b)(i) of the Exchange Act.

"FAIR MARKET VALUE" means the last reported sale price of a share of Common Share on the New York Stock Exchange - Composite Transactions on the relevant date or, if there are no reported sales on such date, then the last reported sales price on the next preceding day on which such a sale is transacted.

"ISO" means an incentive stock option qualified under Section 422 of the Code.

"PERFORMANCE-BASED AWARD" means an award whose grant, vesting, exercisability or payment depends upon on any one or more of the Performance Objectives, in each case relative to Performance Goals, on an absolute or relative basis (including comparisons to peer companies) or ratio with other Performance Objectives, either as reported currency or constant currency, pre-tax or after-tax, before or after special charges, for the Company on a consolidated basis or for one or more subsidiaries, segments, divisions or business units, or any combination of the foregoing. The applicable performance period may range from one to five years.

"PERFORMANCE GOAL" means a preestablished targeted level or levels of any one or more Performance Objectives.

"PERFORMANCE OBJECTIVES" mean any one or more of the following business criteria: A/R day sales outstanding, A/R to sales, debt, debt to debt plus stockholder equity, debt to EBIT or EBITDA, EBIT, EBITDA, EPS, EVA, expense reduction, interest coverage, inventory to sales, inventory turns, net income, operating cash flow, pre-tax margin, return on assets, return on capital employed, return on equity, sales, stock price appreciation, and total stockholder return (TSR), each as defined further in Appendix A. These terms are used as applied under generally accepted accounting principles (if applicable) and in the Company's financial reporting.

"PLAN" means this Occidental Petroleum Corporation 2005 Long-Term Incentive Plan, as amended from time to time.

"QUALIFYING OPTIONS" mean options and stock appreciation rights granted with an exercise price not less than Fair Market Value on the date of grant. Qualifying Options are Performance-Based Awards.

"RULE 16B-3" means Rule 16b-3 under Section 16 of the Exchange Act.

"SECTION 162(m)" means Section 162(m) of the Code and the applicable regulations and interpretations thereunder.

"SECTION 162(m) AWARD" means a Performance-Based Award intended to satisfy the requirements for "performance-based compensation" within the meaning of Section 162(m).

"SHARE LIMIT" means the maximum number of Shares, as adjusted, that may be delivered pursuant to all awards granted under this Plan.

"SHARES" mean the Company's Common Stock, par value $0.20 per share.

"SUCCESSOR ENTITY" means the surviving or resulting entity or a parent thereof of a Business Combination.

3.   SHARES SUBJECT TO THE PLAN

3.1 AGGREGATE SHARE LIMIT - Subject to adjustment as provided in or pursuant to this Section 3 or Section 7, a total of seventeen million (17,000,000) Shares shall be authorized for issuance pursuant to awards granted under this Plan. Any Shares issued in connection with awards other than options and stock appreciation rights shall be counted against the limit described above as three
(3) Shares for every one Share issued in connection with such award or by which the award is valued by reference as three (3) Shares.

3.2 INDIVIDUAL LIMIT - No individual shall be granted options, stock appreciation rights or other awards in any 36-month period covering more than four million (4,000,000) Shares, and in the case of ISOs granted to any individual who owns more than ten percent of the outstanding stock of the Company within the meaning of Section 422 of the Code the maximum term may not exceed five (5) years and the minimum exercise price may not be less than 110 percent of Fair Market Value on the date of grant.

3.3 REISSUE OF AWARDS AND SHARES - Awards payable in cash or payable in cash or Shares, including restricted shares, that are forfeited, cancelled, or for any reason do not vest under this Plan, and Shares that are subject to awards that expire or for any reason are terminated, cancelled or fail to vest shall be available for subsequent awards under this Plan. If an award under this Plan is or may be settled only in cash, such award need not be counted against any of the share limits under this Section 3, except as may be required to preserve the status of an award as "performance-based compensation" under Section 162(m). Shares subject to options or stock appreciation rights that are exercised shall not be available for subsequent awards. The following transactions involving Shares will not result in additional Shares becoming available for subsequent awards under this Plan: (i) Shares tendered in payment of an option; (ii) Shares withheld for taxes; and (iii) Shares repurchased by the Company using option proceeds.

4.   PLAN ADMINISTRATION

This Plan shall be administered by the Committee.

4.1 POWERS OF THE COMMITTEE - Subject to the express provisions of this Plan, the Committee shall be authorized and empowered to do all things necessary or desirable in connection with the authorization of awards and the administration of this Plan within its delegated authority, including, without limitation, the authority to:

     (a) adopt, amend and rescind rules, regulations and procedures relating to this Plan and its administration or the awards granted under this Plan and determine the forms of awards;

     (b) determine who is an Eligible Person and to which Eligible Persons, if any, awards will be granted under this Plan;

     (c) grant awards to Eligible Persons and determine the terms and conditions of such awards, including but not limited to the number and value of Shares issuable pursuant thereto, the times (subject to Section 5.5) at which and conditions upon which awards become exercisable or vest or shall expire or terminate, and (subject to applicable law) the consideration, if any, to be paid upon receipt, exercise or vesting of awards;

     (d) determine the date of grant of an award, which may be a designated date after but not before the date of the Committee's action;

     (e) determine whether, and the extent to which, adjustments are required pursuant to Section 7 hereof;

     (f) interpret and construe this Plan and the terms and conditions of any award granted hereunder, whether before or after the date set forth in
     Section 5;

     (g) determine the circumstances under which, consistent with the provisions of Section 8.2, any outstanding award may be amended and make any amendments thereto that the Committee determines are necessary or appropriate; and

     (h) acquire or settle rights under options, stock appreciation rights or other awards in cash, stock of equivalent value, or other consideration.

All authority granted herein (except as provided in Section 6) shall remain in effect so long as any award remains outstanding under this Plan.

4.2 SPECIFIC COMMITTEE RESPONSIBILITY AND DISCRETION REGARDING AWARDS - Subject to the express provisions of this Plan, the Committee, in its sole and absolute discretion, shall determine all of the terms and conditions of each award granted under this Plan, which terms and conditions may include, subject to such limitations as the Committee may from time to time impose, among other things, provisions that:

     (a) permit the recipient of such award to pay the purchase price of the Shares or other property issuable pursuant to such award, or any applicable tax withholding obligation upon such issuance or in respect of such award or Shares, in whole or in part, by any one or more of the following:

          (i)   cash, cash equivalent, or electronic funds transfer,

          (ii) the delivery of previously owned shares of capital stock of the Company (including shares acquired as or pursuant to awards) or other property,

          (iii) a reduction in the amount of Shares or other property otherwise issuable pursuant to such award,

          (iv)  a cashless exercise, or

          (v)   any other legal consideration the Committee deems appropriate;

     (b)  qualify such award as an ISO;

     (c) accelerate the receipt of benefits pursuant to an award or adjust the exercisability, term (subject to other limits) or vesting schedule of any or all outstanding awards, adjust the number of Shares subject to any award, adjust the price of any or all outstanding awards or otherwise change previously imposed terms and conditions, pursuant to a termination of employment or an event referenced in Section 7 (in which case the Committee's discretion shall be exercised in a manner consistent with
     Section 7) or in other circumstances or upon the occurrence of other events as deemed appropriate by the Committee, by amendment of an outstanding award, by substitution of an outstanding award, by waiver or by other legally valid means (which may result, among other changes, in a greater or lesser number of shares subject to the award, a shorter or longer vesting or exercise period, or, except as provided below, an exercise or purchase price that is higher or lower than the original or prior award), in each case subject to Sections 3 and 8.2; provided, however, that in no case (other than an adjustment contemplated by Section 7.2) shall the exercise price of any option or stock appreciation right be reduced by an amendment to the award or a cancellation and re-grant of the award to effect a repricing of the award to a price below the Fair Market Value of the underlying Shares on the grant date of the original option or stock appreciation right unless specific stockholder consent is obtained;

     (d) authorize (subject to Sections 7, 8, and 10) the conversion, succession or substitution of one or more outstanding awards upon the occurrence of an event of the type described in Section 7 or in other circumstances or upon the occurrence of other events as deemed appropriate by the Committee; and

     (e) determine the value of and acquire or otherwise settle awards upon termination of employment, upon such terms as the Committee (subject to Sections 7, 8 and 10) deems appropriate.

4.3 DELEGATION - Subject to Section 4.5, the Board may delegate different levels of authority to different committees with administrative and grant authority under this Plan, provided that each designated committee granting any awards hereunder shall consist exclusively of a member or members of the Board. A majority of the members of the acting committee shall constitute a quorum. The vote of a majority of the members present assuming the presence of a quorum or the unanimous written consent of the Committee shall constitute action by the committee. The Committee may delegate authority to grant awards under this Plan for new employees to an officer of the Company who is also a director and may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Company or a subsidiary or to third parties.

4.4 BIFURCATION - Notwithstanding anything to the contrary in this Plan, the provisions of this Plan may at any time be bifurcated by the Board or the Committee in any manner so that provisions of any award agreement (or this Plan) intended or required in order to satisfy the applicable requirements of Rule 16b-3, Section 162(m) or other applicable law, to the extent permitted thereby, are applicable only to persons subject to those provisions and to those awards to those persons intended to satisfy the requirements of the applicable legal restriction.

4.5 AWARDS TO NON-EMPLOYEE DIRECTORS - Notwithstanding any provision in this Plan to the contrary, the Board shall have the authority, in its sole and absolute discretion, to select non-employee Directors to receive awards other than ISOs under this Plan. The Board shall set the terms of any such awards in its sole and absolute discretion, and the Board shall be responsible for administering and construing such awards in substantially the same manner that the Committee administers and construes awards to other Eligible Persons.

5.   AWARDS

5.1 TYPE AND FORM OF AWARDS - All awards shall be evidenced in writing (including electronic form), substantially in the form approved by the Committee. The types of awards that the Committee may grant include, but are not limited to, any of the following, on an immediate or deferred basis, either singly, or in tandem or in combination with or in substitution for, other awards of the same or another type: (i) Shares, (ii) options (ISOs or nonqualified stock options), stock appreciation rights (including limited stock appreciation rights), restricted stock (which shall vest over a period of not less than three years), stock units, or similar rights to purchase or acquire shares, whether at a fixed or variable price or ratio related to the Shares, upon the passage of time, the occurrence of one or more events, or the satisfaction of Performance Goals or other conditions, or any combination thereof, (iii) any similar securities with a value derived from the value of or related to the Shares or other securities of the Company and/or returns thereon, or (iv) cash. Share-based awards may include (without limitation) stock options, stock purchase rights, stock bonuses, stock units, stock appreciation rights, limited stock appreciation rights, phantom stock, dividend equivalents (independently or in tandem with any form of stock grant), dividend rights (independently or in tandem with any form of stock grant), Shares, any of which may be payable in Shares or cash, and may consist of one or more of such features in any combination.

5.2 PERFORMANCE-BASED AWARDS - Any of the types of awards listed in Section 5.1 may be granted as Performance-Based Awards.

     5.2.1 SECTION 162(m) AWARDS. The Committee has discretion to determine if any Performance-Based Award is intended to be a Section 162(m) Award. The specific Performance Goals in respect of Section 162(m) Awards, other than Qualifying Options, must be approved by the Committee in advance of any applicable deadlines under Section 162(m) and while the performance relating to those goals remains substantially uncertain within the meaning thereof. The persons eligible for Section 162(m) Awards shall be executive officers of the Company and its subsidiaries and, in the discretion of the Committee, other employees of the Company or its subsidiaries who are designated by the Committee to receive a Section 162(m) Award because they may be executive officers of the Company or its subsidiaries by the time their awards are exercised, vested or paid. Except as otherwise permitted under Section 162(m), before any Section 162(m) Award is paid, the Committee must certify that the Performance Goal and any other material terms of the Section 162(m) Award were in fact satisfied.

     5.2.2 RESERVATION OF DISCRETION - The Committee shall have discretion to determine the conditions, restrictions or other limitations, in accordance with the terms of this Plan and, in the case of Section 162(m) Awards, the limitations of Section 162(m), on the payment of individual
     Performance-Based Awards under this Section 5.2.

     5.2.3 ADJUSTMENTS - Performance Goals or other features of an award under this Section 5.2 may be (i) adjusted to reflect a change in corporate capitalization, a corporate transaction (such as a reorganization, combination, separation, merger, acquisition, or any combination of the foregoing) or a complete or partial corporate liquidation, or (ii) calculated either without regard for or to reflect any change in accounting policies or practices affecting the Company and/or the Performance Objectives or Performance Goals, or (iii) adjusted for any other circumstances or event, or (iv) any combination of (i) through (iii), but only to the extent in each case that such adjustment or determination in respect of Section 162(m) Awards would be consistent with the requirements of Section 162(m) to qualify as performance-based compensation.

5.3 CONSIDERATION FOR SHARES - Shares may be issued pursuant to an award for any lawful consideration as determined by the Committee, including, without limitation, services rendered by the recipient of such award, but shall not be issued for less than the minimum lawful consideration. Awards may be payable in cash, stock or other consideration or any combination thereof, as the Committee shall designate in or (except as required by Section 5.2) by amendment to the terms and conditions governing such award.

5.4 LIMITED RIGHTS - Except as otherwise expressly authorized by the Committee or this Plan or in the applicable award terms and conditions, a participant will not be entitled to any privilege of stock ownership as to any Shares not actually delivered to and held of record by the participant. No adjustment will be made for dividends or other rights as a stockholder for which a record date is prior to such date of delivery.

5.5 OPTION/STOCK APPRECIATION RIGHT PRICING AND TERM LIMITS - The purchase price per share of the Shares covered by any option or the base price of any stock appreciation right shall be determined by the Committee at the time of the grant, but shall not be less than 100 percent of the Fair Market Value of the Shares on the date of grant. Any option, stock appreciation right, warrant or similar right shall expire and any other award shall vest not more than 10 years after the date of grant. An award may be converted or convertible, notwithstanding the foregoing limits, into or payable in, Shares or another award that otherwise satisfies the requirements of this Plan.

5.6 TRANSFER RESTRICTIONS - Unless otherwise expressly provided in or permitted by this Section 5.6, by applicable law or by the award terms and conditions (i) all awards are nontransferable and shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge;
(ii) awards shall be exercised only by the holder; and (iii) amounts payable or shares issuable pursuant to an award shall be delivered only to (or for the account of) the holder.

     5.6.1 EXCEPTIONS BY COMMITTEE ACTION - The Committee, in its sole discretion, may permit an award to be transferred for estate and/or tax planning purposes and on a basis consistent with the Company's lawful issue of securities and the incentive purposes of the award and this Plan. Notwithstanding the foregoing, awards intended as ISOs or restricted stock awards for purposes of the Code shall be subject to any and all additional transfer restrictions necessary to preserve their status as ISOs or restricted shares, as the case may be, under the Code.

     5.6.2 EXCLUSIONS - The exercise and transfer restrictions in this Section
     5.6 shall not apply to:

          (a)  transfers to the Company,

          (b) the designation of a beneficiary to receive benefits in the event of the participant's death or, if the participant has died, transfers to or exercise by the participant's beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution,

          (c) transfers pursuant to a domestic relations order (if approved or ratified by the Committee), if (in the case of ISOs) permitted by the
          Code,

          (d) if the participant has suffered a Disability, permitted transfers to or exercises on behalf of the holder by his or her legal representative, or

          (e) the authorization by the Committee of "cashless exercise" procedures with third parties who finance or who otherwise facilitate the exercise of awards consistent with applicable laws and the express authorization of the Committee.

5.7 TAX WITHHOLDING - Upon any exercise, vesting, or payment of any award, the Company shall:

     (a) require the recipient (or his or her heirs, personal representatives or beneficiaries, as the case may be) to pay or provide for payment of the amount of any taxes which the Company or any subsidiary may be required to withhold with respect to such transaction; or

     (b) deduct from any amount payable in cash the amount of any taxes that the Company or any subsidiary may be required to withhold with respect to such cash amount.

5.8 POSSIBLE SHARE OFFSET - In any case where a tax is required to be withheld in connection with the delivery of Shares under this Plan, the Committee may require or may permit the holder the right to offset, pursuant to such rules and subject to such conditions as the Committee may establish, the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares valued at their then Fair Market Value, to satisfy the minimum statutory withholding taxes with respect thereto.

5.9 CASH AWARDS - The Committee shall have the express authority to pay awards in cash under this Plan, whether in lieu of, in addition to or as part of another award.

5.10 TERMINATION OF EMPLOYMENT OR SERVICE - If an Eligible Person's employment with or service to the Company or to any parent or subsidiary terminates for any reason, his or her outstanding awards may thereafter be exercised (if at all) to the extent provided in the agreement evidencing such award, or as otherwise determined by the Committee.

6.   TERM OF PLAN

No award shall be granted under this Plan after the tenth anniversary of the Effective Date of this Plan. After that date, this Plan shall continue in effect as to then outstanding awards. Any then outstanding award may be amended thereafter in any manner that would have been permitted earlier, except that no such amendment shall increase the number of Shares subject to, comprising or referenced in the award or reduce the exercise or base price of an option or stock appreciation right or permit cash payments in an amount that exceeds the limits of Section 3 (as adjusted pursuant to Section 7.2).

7.   ADJUSTMENTS; CHANGE IN CONTROL

7.1 CHANGE IN CONTROL; ACCELERATION AND TERMINATION OF AWARDS - Unless prior to a Change in Control, the Committee determines that, upon its occurrence, benefits under any or all awards will not accelerate or determines that only certain or limited benefits under any or all awards will be accelerated and the extent to which they will be accelerated, or establishes a different time in respect of such Change in Control for such acceleration, then upon the occurrence of a Change in Control:

     (a) each option and stock appreciation right shall become immediately exercisable,

     (b)  restricted stock shall immediately vest free of restrictions,

     (c)  each award under Section 5.2 shall become payable to the participant,

     (d) the number of Shares covered by each stock unit account shall be issued to the participant, and

     (e) any other rights of a participant under any other award will be accelerated to give the participant the benefit intended under any such award.

The Committee may override the limitations on acceleration in this Section 7.1 by express provision in the award agreement and may accord any Eligible Person a right to refuse any acceleration, whether pursuant to the award agreement or otherwise, in such circumstances as the Committee may approve. Any acceleration of awards shall comply with applicable legal and regulatory requirements. Without limiting the generality of the foregoing, the Committee may deem an acceleration to occur immediately prior to or up to 30 days before the applicable event and/or reinstate the original terms of an award if an event giving rise to an acceleration does not occur.

If any option or other right to acquire Shares under this Plan has been fully accelerated as required or permitted by this Plan but is not exercised prior to
(i) a dissolution of the Company, or (ii) an event described in this Section 7.1 that the Company does not survive, or (iii) the consummation of an event described in Section 7.2 involving a Change in Control approved by the Board, such option or right will terminate, subject to any provision that has been expressly made by the Committee or the Board through a plan of reorganization approved by the Board or otherwise for the survival, substitution, assumption, exchange or other settlement of such option or right.

7.2 ADJUSTMENTS - The following provisions will apply if any extraordinary dividend or other extraordinary distribution occurs in respect of the Shares (whether in the form of cash, Shares, other securities, or other property), or any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend), reverse stock split, reorganization, merger, combination, consolidation, split-up, spin-off, repurchase, or exchange of Shares or other securities of the Company, or any similar, unusual or extraordinary corporate transaction (or event in respect of the Shares) or a sale of substantially all the assets of the Company as an entirety occurs. The Committee will, in such manner and to such extent (if any) as it deems appropriate and equitable:

     (a) proportionately adjust any or all of (i) the number and type of Shares (or other securities) that thereafter may be made the subject of awards (including the specific maxima and numbers of shares set forth elsewhere in this Plan), (ii) the number, amount and type of shares (or other securities or property) subject to any or all outstanding awards, (iii) the grant, purchase, or exercise price of any or all outstanding awards, (iv) the securities, cash or other property deliverable upon exercise of any outstanding awards, or (v) the Performance Goals or Performance Objectives appropriate to any outstanding awards, or

     (b) in the case of an extraordinary dividend or other distribution, recapitalization, reclassification, merger, reorganization, consolidation, combination, sale of assets, split-up, exchange, or spin-off, make provision for a cash payment or for the substitution or exchange of any or all outstanding awards or the cash, securities or property deliverable to the holder of any or all outstanding awards based upon the distribution or consideration payable to holders of the Shares of the Company upon or in respect of such event.

In each case, with respect to awards of ISOs, no such adjustment will be made that would cause this Plan to violate Section 422 or 424 of the Code or any successor provisions without the written consent of holders materially adversely affected thereby. In any of such events, the Committee may take such action sufficiently prior to such event if necessary or deemed appropriate to permit the participant to realize the benefits intended to be conveyed with respect to the underlying shares in the same manner as is available to stockholders generally.

8.   PLAN AMENDMENT AND TERMINATION

8.1 AUTHORITY OF THE BOARD - Subject to Sections 8.2 and 8.3 and New York Stock Exchange Rules applicable to companies listed on such Exchange, the Board may amend or terminate this Plan at any time and in any manner.

8.2 RESTRICTIONS - No amendment or termination of this Plan or change in or affecting any outstanding award shall deprive in any material respect the holder, without the consent of the holder, of any of his or her rights or benefits under or with respect to the award. Adjustments contemplated by Section 7 shall not be deemed to constitute a change requiring such consent.

8.3 STOCKHOLDER APPROVAL - Stockholder approval shall be required for any amendment to this Plan that would:

     (a) materially increase the benefits accruing to participants under this Plan,

     (b) materially increase the number of securities which may be issued under this Plan, or

     (c) materially modify the requirements as to eligibility for participation in this Plan.

9.   LEGAL MATTERS

9.1 COMPLIANCE AND CHOICE OF LAW; SEVERABILITY - This Plan, the granting and vesting of awards under this Plan and the issuance and delivery of Shares and/or the payment of money under this Plan or under awards granted hereunder are subject to compliance with all applicable federal and state laws, rules and regulations and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. This Plan, the awards, all documents evidencing awards and all other related documents shall be governed by, and construed in accordance with the laws of the state of Delaware. If any provision shall be held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.

9.2 NON-EXCLUSIVITY OF PLAN - Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Committee to grant awards or authorize any other compensation, with or without reference to the Shares, under any other plan or authority.

9.3 NO EMPLOYMENT CONTRACT - Nothing contained in this Plan (or in any other documents relating to this Plan or to any award) shall confer upon any Eligible Person or other participant any right to continue in the employ or other service of the Company or any subsidiary or constitute any contract or agreement of employment or other service, nor shall interfere in any way with the right of the Company or any subsidiary to change such person's compensation or other benefits or to terminate the employment of such person, with or without cause.

10.  MISCELLANEOUS

10.1 UNFUNDED PLAN - Unless otherwise determined by the Committee, this Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. This Plan shall not establish any fiduciary relationship between the Company or any subsidiary and any participant or other person. To the extent any person holds any rights by virtue of awards granted under this Plan, such rights shall be no greater than the rights of an unsecured general creditor of the Company.

10.2 AWARDS NOT COMPENSATION - Unless otherwise determined by the Committee, settlements of awards received by participants under this Plan shall not be deemed a part of a participant's regular, recurring compensation for purposes of calculating payments or benefits from any Company benefit plan, severance program or severance pay law of any country.

10.3 FRACTIONAL SHARES - The Company shall not be required to issue any fractional Shares pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement thereof in cash.

10.4 FOREIGN PARTICIPANTS - No award shall be made to a participant who is a foreign national or who is employed by the Company or any subsidiary outside the United States of America if such award would violate applicable local law. In order to facilitate the making of an award, the Committee may provide for such special terms for awards to participants who are foreign nationals, or who are employed by the Company or any subsidiary outside of the United States of America, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to or amendments to this Plan as it may consider necessary or appropriate for such purposes unless stockholder approval for any such change would be required in accordance with the provisions of Section 8.

                   APPENDIX A TO 2005 LONG-TERM INCENTIVE PLAN

PERFORMANCE OBJECTIVES

The Performance Objectives shall have the meanings set forth below, in each case as reported in the financial statements of the Company or applicable subsidiary, division, segment, or unit ("financial statements").

"A/R DAY SALES OUTSTANDING" means trade accounts receivable (A/R)(net of reserves) divided by latest historical day Sales.

"A/R TO SALES" means the ratio of accounts receivable to Sales.

"DEBT" means all accounts classified as such in the financial statements.

"DEBT TO DEBT PLUS STOCKHOLDER EQUITY" means the ratio of Debt to Debt plus stockholder equity.

"DEBT TO EBIT OR EBITDA" means the ratio of Debt to EBIT or EBITDA.

"EBIT" means Net Income before interest expense and taxes, which may be adjusted for special charges, if any.

"EBITDA" means Net Income before interest expense, taxes, depreciation and amortization, which may be adjusted for special charges, if any.

"EPS" means Net Income divided by the weighted average number of Shares outstanding. The Shares outstanding may be adjusted to include the dilutive effect of stock options, restricted stock and other dilutive financial instruments as required by generally accepted accounting principles.

"EVA" means operating profit after tax (OPAT) (which is defined as Net Income after tax but before tax adjusted interest income and expense and goodwill amortization), less a charge for the use of capital (average total capital as such term is used below under "Return on Capital Employed"). Net Income may be adjusted for special charges and acquisition activity costs, if any. The charge for capital is the percentage cost of capital times the average total capital. The cost of capital is the weighted average cost of capital as calculated for the Company.

"EXPENSE REDUCTION" means reduction in actual expense or an improvement in the expense to Sales ratio compared to a target or prior year actual expense to Sales ratio, which may be adjusted for special charges, if any.

"INTEREST COVERAGE" means the ratio of EBIT or EBITDA to interest expense. Net Income may be adjusted for special charges.

"INVENTORY TO SALES" means the ratio of total inventory to Sales.

"INVENTORY TURNS" means the ratio of total cost of goods sold on a historical basis to average net inventory. This ratio may be adjusted for special charges, if any.

"NET INCOME" means the difference between total Sales plus other revenues and net total costs and expenses, including income taxes.

"OPERATING CASH FLOW" means the net cash provided by operating activities less net cash used by operations and investing activities as shown on the statement of cash flows. The numbers relating to the foregoing may be adjusted for special charges, if any.

"PRE-TAX MARGIN" means the ratio of earnings before income taxes to Sales. Earnings may be adjusted for special charges, if any.

"RETURN ON ASSETS" means the ratio of Net Income to total average assets including goodwill. Earnings may be adjusted for special charges and goodwill amortization for comparative purposes.

"RETURN ON CAPITAL EMPLOYED" means the ratio of Net Income plus tax-effected interest expense to long-term Debt plus stockholder equity.

"RETURN ON EQUITY" means the ratio of Net Income to stockholder equity.

"SALES" means sales, service and rental income from third parties net of discounts, returns and allowances.

"STOCK PRICE APPRECIATION" means an increase, or an average annualized increase, in the stock price or market value of the Shares of the Company after purchase of, or the date of grant of, an award or above a specified stock price.

"TOTAL STOCKHOLDER RETURN OR TSR" means the appreciation in the price of a Common Share plus reinvested dividends over a specified period of time.

(PROXY CARD)

The shares represented by this voting instruction card          Mark Here    [ ]
will be voted as directed below. WHERE NO DIRECTION IS          for Address
GIVEN, SUCH SHARES WILL BE VOTED FOR PROPOSALS 1, 2             Change or
AND 3 AND AGAINST PROPOSALS 4 AND 5. THIS PROXY CARD            Comments.
WILL BE KEPT CONFIDENTIAL IN ACCORDANCE WITH THE
CONFIDENTIAL VOTING POLICY DESCRIBED ON PAGE 2 OF THE
PROXY STATEMENT.



THE BOARD OF DIRECTORS RECOMMENDS A
VOTE FOR PROPOSALS 1, 2 AND 3.                                FOR       WITHHELD
                                                              ALL       FOR ALL
PROPOSAL 1 The election as directors of the
following nominees:                                          [   ]        [   ]

(01) Spencer Abraham               (07) Ray R. Irani
(02) Ronald W. Burkle              (08) Irvin W. Maloney
(03) John S. Chalsty               (09) Rodolfo Segovia
(04) Edward P. Djerejian           (10) Aziz D. Syriani
(05) R. Chad Dreier                (11) Rosemary Tomich
(06) John E. Feick                 (12) Walter L. Weisman

(To withhold authority to vote for any nominee(s), mark FOR ALL and write nominee(s) name(s) in the space provided below.)

--------------------------------------------------------------------------------


                                                 FOR        AGAINST      ABSTAIN
PROPOSAL 2 The ratification of the
selection of KPMG as independent                [   ]        [   ]        [   ]
auditors.

                                                 FOR        AGAINST      ABSTAIN
PROPOSAL 3 Approval of 2005
Long-Term Incentive Plan.                       [   ]        [   ]        [   ]


THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST
PROPOSALS 4 AND 5.

                                                 FOR        AGAINST      ABSTAIN
PROPOSAL 4 Stockholder
statements opposing board-                      [   ]        [   ]        [   ]
sponsored proposals.

                                                 FOR        AGAINST      ABSTAIN
PROPOSAL 5 Vote regarding
future golden parachutes.                       [   ]        [   ]        [   ]


CONSENTING TO RECEIVE ALL FUTURE ANNUAL MEETING MATERIALS AND SHAREHOLDER COMMUNICATIONS ELECTRONICALLY IS SIMPLE AND FAST! Enroll today at www.melloninvestor.com/ISD for secure online access to your proxy materials, statements, tax documents and other important shareholder correspondence.



SIGNATURE                     SIGNATURE                     DATE
         ------------------            ------------------       ----------------

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

                         ^ Detach here from proxy card ^

      VOTE BY INTERNET OR TELEPHONE OR MAIL 24 HOURS A DAY, 7 DAYS A WEEK

    Internet and telephone voting is available through 11:59PM Eastern Time the day prior to annual meeting day.

Your internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

                   -----------------------------------------
                                    INTERNET
                         HTTP://WWW.PROXYVOTING.COM/OXY
                   Use the Internet to vote. Have your proxy
                   card available when you access the web
                   site.
                   -----------------------------------------

                                       OR

                   -----------------------------------------
                                    TELEPHONE
                                 1-866-540-5760
                   Use any touch-tone telephone to vote.
                   Have your proxy card available when
                   you call.
                   -----------------------------------------

                                       OR

                   -----------------------------------------
                                      MAIL

                   Mark, sign and date your proxy card and
                   return it in the enclosed postage-paid
                   envelope.
                   -----------------------------------------

   If you vote by Internet or by telephone, you do NOT need to mail back your proxy card.

    Access and View the Annual Report and Proxy Statement on the Internet at:
                         http://www.oxypublications.com

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

                   ^ Detach here and bring to Annual Meeting ^

[OXY LOGO]     BRING THIS ADMISSION TICKET WITH YOU TO THE MEETING ON MAY 6.
               DO NOT MAIL.

               OCCIDENTAL PETROLEUM CORPORATION
               ANNUAL MEETING OF STOCKHOLDERS

               This admission ticket admits you and ONE guest to the meeting. You will NOT be let in to the meeting without an admission ticket or other proof of stock ownership as of March 3, 2005, the record date.

                    STARLIGHT BALLROOM             MEETING HOURS
                    Fairmont Miramar Hotel         Registration begins 9:30 A.M.
                    101 Wilshire Boulevard.        Meeting starts at 10:30 A.M.
                    Santa Monica, California


ADMISSION TICKET

Please see the back of this card for parking instructions.

(REVERSE SIDE OF PROXY CARD)


PROXY

                      THIS PROXY IS SOLICITED ON BEHALF OF
                             THE BOARD OF DIRECTORS

                        OCCIDENTAL PETROLEUM CORPORATION

     DR. RAY R. IRANI, AZIZ D. Syriani, and Rosemary Tomich, and each of them, with full power of substitution, are hereby authorized to represent and to vote the shares of the undersigned in OCCIDENTAL PETROLEUM CORPORATION as directed on the reverse side of this card and, in their discretion, on all other matters which may properly come before the Annual Meeting of Stockholders to be held on May 6, 2005, and at any adjournment, as if the undersigned were present and voting at the meeting.

     The shares represented by this proxy will be voted as directed on the reverse side of this card. WHERE NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED FOR PROPOSALS 1, 2 AND 3 AND AGAINST PROPOSALS 4 AND 5. In the event any of the nominees named on the reverse side of this card is unavailable for election or unable to serve, the shares represented by this proxy may be voted for a substitute nominee selected by the Board of Directors.

     Your proxy will be kept confidential in accordance with the Confidential Voting Policy described on page 2 of the Proxy Statement and posted at www.oxy.com.

   --------------------------------------------------------------------------
    Address Change/Comments (Mark the corresponding box on the reverse side)
   --------------------------------------------------------------------------



   --------------------------------------------------------------------------


- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

                     YOU CAN NOW ACCESS YOUR ACCOUNT ONLINE.

Access your Occidental Petroleum Corporation stockholder account online via Investor ServiceDirectsm (ISD).

Mellon Investor Services LLC, the registrar and transfer agent for Occidental Petroleum Corporation, makes it possible to get current information on your stockholder account online.

     o  View account status             o  View payment history for dividends

     o  View certificate history        o  Make address changes

     o  View book-entry information     o  Obtain a duplicate 1099 tax form

              Visit us on the web at http://www.melloninvestor.com
                and follow the instructions shown on the screen.
              For Technical Assistance Call 1-877-978-7778 between
                       9am-7pm Monday-Friday Eastern Time

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

                                   DIRECTIONS TO FAIRMONT MIRAMAR HOTEL
                                   AND PARKING FOR STOCKHOLDERS

                                   o From the I-10 West (Santa Monica Freeway)

                                   o Take 4th Street Exit, turn right and
                                     proceed to Colorado Blvd.

                                   o Turn Left onto Colorado and proceed to
                                     Ocean Ave.

[MAP]                              o Turn Right onto Ocean Ave. and proceed
                                     1/2 Block PAST Wilshire Blvd.

                                   o Please note that the address to the hotel
                                     is on Wilshire Blvd.

                                   PARKING IS NORTH OF WILSHIRE ON OCEAN AVE.

                                   (Parking will not be permitted at the
                                   Wilshire Blvd. entrance.)

                                   o Enter Hotel Valet Parking driveway on Ocean Ave.

                                   THE PARKING FEE AT THE FAIRMONT MIRAMAR
                                   HOTEL WILL BE PAID BY OCCIDENTAL PETROLEUM
                                   CORPORATION.


1265-A (SOR)

(VOTING INSTRUCTION CARD - OCCIDENTAL PETROLEUM CORPORATION SAVINGS PLAN)

The shares represented by this voting instruction card          Mark Here    [ ]
will be voted as directed below. WHERE NO DIRECTION IS          for Address
GIVEN, SUCH SHARES WILL BE VOTED FOR PROPOSALS 1, 2             Change or
AND 3 AND AGAINST PROPOSALS 4 AND 5. IN ACCORDANCE              Comments.
WITH THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF
1974, YOUR VOTE MUST BE KEPT CONFIDENTIAL BY THE
SAVINGS PLAN TRUSTEE.



THE BOARD OF DIRECTORS RECOMMENDS A
VOTE FOR PROPOSALS 1, 2 AND 3.                                FOR       WITHHELD
                                                              ALL       FOR ALL
PROPOSAL 1 The election as directors of the
following nominees:                                          [   ]        [   ]

(01) Spencer Abraham               (07) Ray R. Irani
(02) Ronald W. Burkle              (08) Irvin W. Maloney
(03) John S. Chalsty               (09) Rodolfo Segovia
(04) Edward P. Djerejian           (10) Aziz D. Syriani
(05) R. Chad Dreier                (11) Rosemary Tomich
(06) John E. Feick                 (12) Walter L. Weisman

(To withhold authority to vote for any nominee(s), mark FOR ALL and write nominee(s) name(s) in the space provided below.)

--------------------------------------------------------------------------------


                                                 FOR        AGAINST      ABSTAIN
PROPOSAL 2 The ratification of the
selection of KPMG as independent                [   ]        [   ]        [   ]
auditors.

                                                 FOR        AGAINST      ABSTAIN
PROPOSAL 3 Approval of 2005
Long-Term Incentive Plan.                       [   ]        [   ]        [   ]


THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST
PROPOSALS 4 AND 5.

                                                 FOR        AGAINST      ABSTAIN
PROPOSAL 4 Stockholder
statements opposing board-                      [   ]        [   ]        [   ]
sponsored proposals.

                                                 FOR        AGAINST      ABSTAIN
PROPOSAL 5 Vote regarding
future golden parachutes.                       [   ]        [   ]        [   ]


SIGNATURE                     SIGNATURE                     DATE
         ------------------            ------------------       ----------------

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

                         ^ Detach here from proxy card ^

      VOTE BY INTERNET OR TELEPHONE OR MAIL 24 HOURS A DAY, 7 DAYS A WEEK

    Internet and telephone voting is available through 11:59PM Eastern Time the day prior to annual meeting day.

Your internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

                   -----------------------------------------
                                    INTERNET
                         HTTP://WWW.PROXYVOTING.COM/OXY
                   Use the Internet to vote. Have your proxy
                   card available when you access the web
                   site.
                   -----------------------------------------

                                       OR

                   -----------------------------------------
                                    TELEPHONE
                                 1-866-540-5760
                   Use any touch-tone telephone to vote.
                   Have your proxy card available when
                   you call.
                   -----------------------------------------

                                       OR

                   -----------------------------------------
                                      MAIL

                   Mark, sign and date your voting
                   instruction card and return it in the
                   enclosed postage-paid envelope.
                   -----------------------------------------

   If you vote by Internet or by telephone, you do NOT need to mail back your proxy card.

    Access and View the Annual Report and Proxy Statement on the Internet at:
                         http://www.oxypublications.com

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

                   ^ Detach here and bring to Annual Meeting ^

[OXY LOGO]     BRING THIS ADMISSION TICKET WITH YOU TO THE MEETING ON MAY 6.
               DO NOT MAIL.

               OCCIDENTAL PETROLEUM CORPORATION
               ANNUAL MEETING OF STOCKHOLDERS

               This admission ticket admits you and ONE guest to the meeting. You will NOT be let in to the meeting without an admission ticket or other proof of stock ownership as of March 3, 2005, the record date.

                    STARLIGHT BALLROOM             MEETING HOURS
                    Fairmont Miramar Hotel         Registration begins 9:30 A.M.
                    101 Wilshire Boulevard.        Meeting starts at 10:30 A.M.
                    Santa Monica, California


ADMISSION TICKET

Please see the back of this card for parking instructions.

(REVERSE SIDE OF VOTING INSTRUCTION CARD)


                        OCCIDENTAL PETROLEUM CORPORATION
                         ANNUAL MEETING OF STOCKHOLDERS


TO THE TRUSTEE OF THE OCCIDENTAL PETROLEUM CORPORATION
SAVINGS PLAN:

     I acknowledge receipt of the Notice of Annual Meeting of Stockholders of Occidental Petroleum Corporation to be held on May 6, 2005, and the Proxy Statement furnished in connection with the solicitation of proxies by Occidental's Board of Directors. You are directed to vote the shares which are held for my account pursuant to the Occidental Petroleum Corporation Savings Plan in the manner indicated on the reverse side of this card and, in your discretion, on all other matters which may properly come before such meeting and at any adjournment.

     My vote for the election of directors is indicated on the reverse side. Nominees are: Dr. Ray R. Irani, Miss Rosemary Tomich, Messrs. Spencer Abraham, Ronald W. Burkle, John S. Chalsty, Edward P. Djerejian, R. Chad Dreier, John E. Feick, Irvin W. Maloney, Rodolfo Segovia, Aziz D. Syriani, and Walter L. Weisman. In the event any of the foregoing nominees is unavailable for election or unable to serve, shares represented by this card may be voted for a substitute nominee selected by the Board of Directors.

     I UNDERSTAND THAT IN THE EVENT THAT I DO NOT RETURN THIS CARD, ANY SHARES HELD FOR MY ACCOUNT IN THE OCCIDENTAL PETROLEUM CORPORATION SAVINGS PLAN WILL BE VOTED BY YOU IN ACCORDANCE WITH THE DIRECTION OF THE PLAN'S ADMINISTRATIVE COMMITTEE.


- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

                                   [OXY LOGO]

IN ACCORDANCE WITH THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, YOUR VOTE MUST BE KEPT CONFIDENTIAL BY THE TRUSTEE.


- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

                                   DIRECTIONS TO FAIRMONT MIRAMAR HOTEL
                                   AND PARKING FOR STOCKHOLDERS

                                   o From the I-10 West (Santa Monica Freeway)

                                   o Take 4th Street Exit, turn right and
                                     proceed to Colorado Blvd.

                                   o Turn Left onto Colorado and proceed to
                                     Ocean Ave.

[MAP]                              o Turn Right onto Ocean Ave. and proceed
                                     1/2 Block PAST Wilshire Blvd.

                                   o Please note that the address to the hotel
                                     is on Wilshire Blvd.

                                   PARKING IS NORTH OF WILSHIRE ON OCEAN AVE.

                                   (Parking will not be permitted at the
                                   Wilshire Blvd. entrance.)

                                   o Enter Hotel Valet Parking driveway on Ocean Ave.

                                   THE PARKING FEE AT THE FAIRMONT MIRAMAR
                                   HOTEL WILL BE PAID BY OCCIDENTAL PETROLEUM
                                   CORPORATION.


1265-B (PSA)